Exhibit 10.4

LOAN AGREEMENT

BY AND AMONG

LCMT NPL WAREHOUSE, LLC, as PARENT borrower,

THE REO ENTITIES FROM TIME TO TIME PARTY HERETO,

and

NORTHEAST BANK, as Bank

DECEMBER 10, 2025

i

EXHIBITS

EXHIBIT A	[Intentionally Omitted]

EXHIBIT B	Form of Collateral Assignment

EXHIBIT C	Form of Borrowing Base Certificate

EXHIBIT D	Form of Joinder Agreement

EXHIBIT E	Form of Advance Approval Schedule

EXHIBIT F	Form of Note

EXHIBIT G	Form of Consent

EXHIBIT H	Form of Monthly Reporting Certificate

EXHIBIT I	Form of Note Endorsement

EXHIBIT J	Form of Absolute Assignment of Security Agreement

EXHIBIT K	REO Property Qualification Documents

EXHIBIT L	Insurance

LOAN AGREEMENT

THIS LOAN AGREEMENT (“Agreement”) is entered into as of December 10, 2025, by and among LCMT NPL WAREHOUSE, LLC, a Delaware limited liability company, having its principal place of business at 230 Park Avenue, 20th Floor, New York, New York 10169 (the “Parent Borrower”), each REO Entity party hereto (together with the Parent Borrower, each a “Borrower” and collectively the “Borrowers”), and NORTHEAST BANK, a banking corporation organized under the laws of the state of Maine, having a place of business at One Marina Park Drive, Floor 8, Boston Massachusetts 02210 (the “Bank”);

WHEREAS, Bank is willing to provide such credit facility to any Borrower now existing or hereafter becoming a party hereto and subject to the terms and conditions set forth herein; and

NOW, THEREFORE, in consideration of the recitals herein and mutual covenants and agreements contained herein, the parties hereto covenant and agree as follows:

ARTICLE I.
Definitions

Section 1.01.      Definitions. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)            the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular; and

(b)            all accounting terms not otherwise defined herein have the meanings assigned to them generally in accordance with GAAP.

“Absolute Assignment of Security Instrument” means, an absolute assignment of security instrument in form and substance satisfactory to Bank substantially in the form set forth in Exhibit J attached hereto, assigning to the Bank any mortgage, deed of trust, assignment of leases and rents, security agreement, or other security document of record securing payment of the Collateral Asset. The Bank agrees to hold any Absolute Assignment of Security Instrument and not place the applicable document of record unless and until an Event of Default has occurred.

“Accepted Servicing Practices” means the obligation of Borrower to service and administer any Collateral Assets in the best interests and for the benefit of Borrower and Bank (as a collective whole), exercising the higher of (x) the same care, skill, prudence and diligence with which the Borrower or its Affiliates services and administers similar mortgage loans for other third party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial lenders servicing their own loans and (y) the same care, skill, prudence and diligence which the Borrower or its Affiliates utilizes for loans which Borrower owns for its own account, in each case, acting in accordance with applicable law, the terms of this Agreement and the Collateral Asset Documents and with a view to the maximization of and timely recovery of principal and interest on the Collateral Assets as a whole, but without regard to: (i) any relationship that Borrower or any Affiliate of Borrower may have with the Account Debtor or any Affiliates of the Account Debtor; (ii) the ownership of any interest in the Collateral Assets; (iii) the ownership of any junior indebtedness with respect to the Collateral Assets by Borrower or any Affiliate of Borrower; (iv) Borrower’s obligation to make advances (including, without limitation, Protective Advances hereunder) or otherwise incur servicing expenses with respect to the Collateral Assets; (v) Borrower’s right to receive compensation for its services hereunder or with respect to any particular transaction; or (vi) the ownership, or servicing or management for others, by Borrower or any sub-servicer, of any other mortgage loans or properties.

“Account Debtor” means, with respect to any Collateral Asset, the “borrower” (or other obligor, however defined) under such Collateral Asset.

“Account Debtor Bankruptcy” has the meaning specified in Section 5.26.

“Advance” or “Advances” has the meaning specified in Section 2.01.

“Advance Approval Schedule” has the meaning specified in Section 3.02.

“Advance Documents” shall mean the following documents executed by Parent Borrower or REO Entity, as applicable, and delivered to Bank.

With respect to any Collateral Asset:

(a)            A Note;

(b)            An Advance Approval Schedule;

(c)            A Security Agreement Amendment;

(d)            A Collateral Assignment;

(e)            An Absolute Assignments of Security Instrument;

(f)             An Omnibus Assignment;

(g)            A Note Endorsement; and

(h)            All financing statements, certificates of title and other writings, properly executed and endorsed, necessary to permit the Bank to obtain a perfected security interest constituting a first lien on the subject Collateral Asset, for payment and performance of the obligations of the Borrower under the Loan Documents shall have been delivered to Bank.

With respect to any REO Property:

(i)             A Note;

(j)             An Advance Approval Schedule;

(k)            A Joinder Agreement;

(l)             A Pledge Agreement;

(m)           A Mortgage;

(n)            An Assignment of Leases and Rents

(o)            A Power of Attorney;

(p)            An Assignment of Management Agreement (if applicable);

(q)            An Assignment of Leasing Agreement (if applicable);

(r)             An Environmental Indemnity; and

(s)            All financing statements, certificates of title and other writings, properly executed and endorsed, necessary to permit the Bank to obtain a perfected security interest constituting a first lien on the subject REO Property, for payment and performance of the obligations of the Borrower under the Loan Documents shall have been delivered to Bank.

“Advance Termination Date” means December 20, 2028.

“Affiliate” means, (a) with respect to Parent Borrower, Borrower, each REO Entity and Guarantor, each of Parent Borrower, Borrower, each REO Entity and Guarantor and each of their respective Subsidiaries and, (b) with respect to any other specified Person (i) another Person that, directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified and (ii) a Person owning or controlling ten percent (10%) of the outstanding voting stock or other voting equity interests of the specified Person.

“Agreement” has the meaning specified in the introductory paragraph of this Agreement.

“Anti-Terrorism Laws” mean any laws relating to terrorism or money laundering, including the PATRIOT Act.

“Asset Value” means, for each REO Property securing an Advance at any time, the value determined by the Bank, in its sole discretion exercised in good faith, on an asset-by-asset basis. The Bank shall have the right to re-set the Asset Value for any REO Property on an annual basis or in the event the Bank obtains knowledge of material adverse change in the status of such REO Property.

“Assignment of Leasing Agreement” means, with respect to any REO Property, as applicable, an assignment of the leasing agreement in place for such REO Property for the benefit of Bank from REO Entity and joined by the applicable leasing agent or similar, in form and substance satisfactory to Bank.

“Assignment of Management Agreement” means, with respect to any REO Property, as applicable, an assignment of the management agreement in place for such REO Property for the benefit of Bank from REO Entity and joined by the applicable manager or similar, in form and substance satisfactory to Bank.

“Assignments of Leases and Rents” means the assignment of leases and rents from an REO Entity to Bank now or hereafter delivered to secure the Obligations in form and substance satisfactory to Bank and substantially in the form of the assignment and leases and rents entered into as of the date hereof, including, without limitation, any state specific updates.

“Bank” has the meaning specified in the Recitals of this Agreement.

“Basel III” means the Basel III Final Rule as published in 78 Fed Reg. 62, 165 (October 11, 2013) as amended, modified, supplemented, or replaced.

“Benchmark” means, initially, Term SOFR; provided that if a Benchmark Transition Event has occurred with respect to Term SOFR, then “Benchmark” means the Prime Rate.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)            a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof);

(b)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof);

(c)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) are no longer representative or do not, or at a specified future date will not, comply with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; or

(d)            a Change in Law that Bank in good faith determines (which determination shall be conclusive and binding for all purposes absent manifest error) prohibits, restricts or limits the use of such Benchmark.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Benchmark (or the published component used in the calculation thereof).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Borrower” has the meaning specified in the Recitals of this Agreement.

“Borrower’s Basis” means, the Borrower’s basis in the Collateral Asset or REO Property, as determined by Bank from time to time in its sole, but reasonable discretion, as further described in the applicable Advance Approval Schedule.

“Borrowing Base” means with respect to any Advance, shall be the product of (A) the applicable Borrowing Base Percentage multiplied by (B) the lesser of (i) the Borrower’s Basis and (ii) the unpaid principal balance of any Collateral Asset, subject to such Advance, unless otherwise specified in the related Advance Approval Schedule; provided, however, the amount of the Borrowing Base attributable to any Collateral Asset and/or REO Property shall at no time exceed an amount equal to sixty percent (60%) of the applicable Underlying Real Estate Value. The actual percentage as to a particular Advance shall be as determined by Bank in Bank’s sole discretion after Bank’s review of the value and performance of each Collateral Asset associated with a requested Advance.

“Borrowing Base Certificate” has the meaning specified in Section 5.01(b).

“Borrowing Base Percentage” means, (i) with respect to Performing Loans, up to seventy percent (70%) and (ii) with respect to Non-Performing Loans, up to sixty-five percent (65%). REO Property shall be subject to the sixty percent (60%) cap on the applicable Underlying Real Estate Value set forth herein. For the avoidance of doubt, (A) to the extent a Non-Performing Loan Converts to REO Property in accordance with the terms and conditions of this Agreement, the Borrowing Base Percentage for such REO Property shall not be adjusted to conform with Section (i) herein and (B) to the extent a Performing Loan becomes a Non-Performing Loan, the Borrowing Base Percentage shall not be adjusted to conform with Section (ii) herein, but may instead be decreased in accordance with Section 5.33.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks are authorized or required by law to be closed in New York, New York; provided that, when used in connection with SOFR, or any other calculation or determination involving SOFR, the term “Business Day” means a U.S. Government Securities Business Day.

“Casualty” has the meaning specified in Section 5.32.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means the failure of (i) Guarantor to, directly or indirectly, own at least fifty-one (51%) ownership interest in Parent Borrower, (ii) Guarantor to, directly or indirectly, Control the Parent Borrower, (iii) Parent Borrower to directly own one hundred percent (100%) of the ownership interest in each REO Entity, (iv) Parent Borrower to directly Control each REO Entity and/or (v) Manager shall cease to act as the external manager of Guarantor, provided that no Change of Control pursuant to this clause (v) shall be deemed to occur if a replacement Manager satisfactory to Bank in its reasonable discretion (including, for the avoidance of doubt, completion to Bank’s satisfaction of applicable “Know Your Customer” and OFAC diligence) is appointed within sixty (60) days following the then-existing Manager ceasing to act as the external manager of Guarantor.

“Clearing Account” shall mean a deposit account established with the Servicer or with a bank for which the Servicer is the bank’s customer.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means the collateral subject to the Security Documents, including, without limitation, any Collateral Asset and/or REO Property.

“Collateral Asset” means a mortgage loan or controlling pari passu participation interests in mortgage loans, in each case, 100% held by a Parent Borrower as the senior lender thereunder, approved by Bank’s credit committee, in its sole discretion, as eligible for inclusion for the purpose of determining the Borrowing Base established for an Advance as further described in accordance with Section 3.02. A separate Collateral Asset (or REO Property) shall be pledged by Borrower for each Advance. At the time of any Advance, Bank shall classify the applicable Collateral Asset as a Performing Loan or Non-Performing Loan, as further described in the applicable Advance Approval Schedule.

“Collateral Asset Documents” means all promissory notes evidencing the Collateral Assets (including all endorsements and allonges, including an endorsement in blank by an allonge to such promissory notes), all security agreements, mortgages, deeds of trust, certificates of title and other documents securing the Collateral Assets and assignments thereof, if applicable, all loan agreements, guaranties, leases, lease agreements, purchase agreements and other documents executed by the Account Debtor or any guarantor thereof in connection with the Collateral Assets or any seller of the Collateral Assets.

“Collateral Asset Guarantor” means any one or more guarantors of Account Debtor’s obligations under the Collateral Asset Documents.

“Collateral Assignment” means one or more collateral assignments substantially in the form set forth in Exhibit B attached hereto to the Bank, dated as of a Funding Date for one or more of the Collateral Assets, from the Parent Borrower to the Bank, whereby Parent Borrower collaterally assigns to the Bank each such Collateral Asset, including all promissory notes, liens and supporting obligations securing payment of the related Collateral Assets, and all material documents evidencing, securing or executed or delivered in connection with such Collateral Assets.

“Collection Account” means a blocked account maintained with Bank (a) that is in the name of the Borrower for the benefit of Bank, (b) from which Borrower shall have no rights of access or withdrawal, and (c) that is subject to the exclusive dominion and control of Bank.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Conversion Conditions” shall mean the following conditions precedent to a Conversion of a Collateral Asset:

(x)             REO Entity shall have acquired title to the Mortgaged Property or the Equity Interest by a Foreclosure Action or otherwise;

(y)            Borrower and Guarantor have delivered to Bank fully executed copies of the Future Loan Documents, as applicable, at least ten (10) days prior to REO Entity acquiring title to the Mortgaged Property or the Equity Interests, as applicable; and

(z)             Borrower has deposited a reasonable amount, as determined by Bank, to be held by Bank as cash collateral in accordance with the Loan Agreement to be used by Bank for fees, taxes and other charges incurred by Bank in connection with the recordation of any of the Future Loan Documents (the “Recording Reserve”).

“Convert,” “Conversion” or “Converted” shall mean, with respect to the Collateral Asset, any action that results in the ownership by any Borrower (or an Affiliate thereof) of all or any part of the related Mortgaged Property or the related Equity Interest, as applicable.

“Custodial Agreement(s)” means any custodial agreement by and among the Custodian and the Bank whereby the Custodian agrees to act as bailee for the documents related to the Collateral Assets related to each Advance, as such agreements may hereafter be amended or supplemented from time to time, together with any replacements or substitutions therefor.

“Custodian” means U.S. Bank National Association or any other financial institution as the Bank, in its discretion, may designate with respect to any Collateral Asset, as designated by the Bank in writing.

“Default” means any event or condition that, with the giving or receipt of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” has the meaning specified in Section 2.03.

“Distribution Date” means the twentieth (20th) day of each calendar month, and if such twentieth (20th) day is not a Business Day, the next succeeding Business Day.

“Draw Period” means the period from the date hereof to and including the Advance Termination Date.

“Effective Interest Rate” means, (i) if the Advance is a Term SOFR Loan, the per annum rate equal to the greater of (a) Term SOFR plus the SOFR Margin and (b) the Floor Rate or (ii) if the Advance is a Prime Rate Loan, the per annum rate equal to the greater of (y) the Prime Rate plus the Prime Rate Margin and (z) the Floor Rate. The Effective Interest Rate shall adjust for each Distribution Date based on changes to the applicable Benchmark determined as of the first day of the applicable Interest Period.

“Environmental Indemnity Agreement” means an environmental indemnity agreement given by Guarantor, Parent Borrower and the applicable REO Entity with respect to any REO Property in form and substance satisfactory to Bank substantially in the form of the environmental indemnity agreement entered into as of the date hereof.

“Environmental Laws” means all federal, state, local and foreign laws, statutes, codes, ordinances, regulations, requirements and rules relating in any way to any hazardous or toxic materials or the protection of the environment.

“Equity Interest” means all of the equity/ownership interest in the Account Debtor, to the extent applicable.

“ERISA” means the Employee Retirement Income Security Act of 1974, and regulations promulgated and rulings issued thereunder as amended from time to time.

“ERISA Affiliate” means any corporation, trade or business that is, along with the Borrower, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414 of the Internal Revenue Code of 1986, as amended, and regulation promulgated and rulings issued thereunder.

“ERISA Plan” means an employee benefit plan, which is or, in the event that any such plan has been terminated within five years, was maintained for employees of a Borrower, or any ERISA Affiliate of a Borrower, and is subject to ERISA.

“Event of Default” has the meaning specified in Section 6.01.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Bank or required to be withheld or deducted from a payment to a Bank, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of a Bank being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of a Bank with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which (i) such Bank acquires such interest in the Loan or (ii) such Bank changes its lending office, except in each case to the extent that, pursuant to Section 2.12, amounts with respect to such Taxes were payable either to such Bank’s assignor immediately before such Bank became a party hereto or to such Bank immediately before it changed its lending office, (c) Taxes attributable to such Bank’s failure to comply with Section 2.12 and (d) any withholding Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCPA” has the meaning specified in Section 4.15(b).

“Floor Rate” means an interest rate that shall be set on an Advance by Advance basis and shall be specified in the Advance Approval Schedule issued in connection with each Advance; generally, unless a different methodology is used by Bank, the Floor Rate will be the Prime Rate plus the applicable margin as of the closing date of the applicable Advance.

“Foreclosure Action” means (i) a foreclosure proceeding, the exercise of any power of sale, the taking of a deed or assignment in lieu of foreclosure or any other mechanism, including a bankruptcy, in which REO Entity or Borrower takes title to the Mortgaged Property, the obtaining of a receiver or the taking of any other enforcement action against all or any portion of the Mortgaged Property or Account Debtor, (ii) acceleration of, or demand or action taken in order to collect, all or any indebtedness secured by all or any portion of the Mortgaged Property (other than giving of notices of default and statements of overdue amounts) or (iii) exercise of any right or remedy available to Borrower under the Collateral Asset Documents, at law, in equity or otherwise with respect to Account Debtor, the Equity Interest, any portion of the Mortgaged Property, and/or any Collateral Asset Guarantor. For the avoidance of doubt, if Borrower takes title to any portion of the Mortgaged Property or any Equity Interest, a Foreclosure Action shall be deemed to have occurred, and the Conversion Conditions must be satisfied.

“Funding Date” has the meaning specified in Section 3.02.

“Future Loan Documents” shall mean collectively, (i) a Pledge Agreement, (ii) a first priority Mortgage form from REO Entity with respect to the applicable REO Property and all other assets of REO Entity securing the payment and performance of all of the Obligations (provided, however, to the extent Bank accepts an assignment of an existing mortgage in accordance with this Agreement, such mortgage shall be amended and restated in form and substance satisfactory to Bank), (iii) a first priority Assignments of Leases and Rents form from REO Entity with respect to all leases, subleases and occupancy rights of the applicable REO Property and all income and profits to be derived from the operation and leasing of the applicable REO Property, (iv) all financing statements, certificates of title and other writings, properly executed and endorsed, necessary to permit the Bank to obtain a perfected security interest constituting a first lien on all of the assets of REO Entity pursuant to subsection (i) and (ii) above, securing the payment and performance of the Obligations, (v) an assignment of foreclosure bid and a collateral assignment of foreclosure judgment at least five (5) Business Days prior to any sale date in connection with a Foreclosure Action, and a certain collateral assignment from an REO Entity, as applicable, to Bank with respect to its interest in any and all other deeds, judgments, sales and other agreements entered into or to be entered into in connection with the exercise by Borrower of its rights and remedies under the applicable Collateral Asset Documents; provided, however any such collateral assignment shall be delivered to Bank within ten (10) days after entering into or receiving any such deed, judgments, sales and other similar agreements, (vi) a Joinder Agreement, (vii) an Environmental Indemnity Agreement from Parent Borrower, REO Entity, and Guarantor, (viii) an escrow agreement governing the execution and delivery (and recording, if applicable) of the Future Loan Documents, and (ix) a UCC Plus Policy insuring the lien of the Pledge Agreement; provided, however to the extent Bank receives and accepts a loan policy of title insurance insuring the validity and priority of the first priority mortgage on the REO Property, such UCC Plus policy described herein shall not be required.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“Good Faith Contest” means the contest or appeal of an item as to which all of the following conditions have been satisfied: (a) Borrower delivers notice to Bank of such contest or appeal (and of the nonpayment of any contested amount, as the case may be), (b) no Event of Default exists; (c) such contest or appeal is diligently pursued in good faith by appropriate proceedings and made and performed in accordance with applicable law; (d) such contest or appeal suspends the obligation to pay the amounts being contested and that nonpayment of same will not result in an imminent sale, loss, forfeiture or diminution of the Collateral; and (e) if requested by Bank, (i) Borrower deposits adequate reserves with Bank for the payment of the applicable amounts being contested, together with all interest and penalties thereon, if Borrower has not previously paid the contested amount, or (ii) such item has been bonded over to Bank’s reasonable satisfaction.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantor” means LUMENT FINANCE TRUST, INC., a Maryland corporation with an address at c/o Lument Investment Management, 230 Park Avenue, 20th Floor, New York, New York 10169 and any replacement guarantor appointed in accordance with the terms of this Agreement.

“Guarantor Documents” means the Guaranty, any Environmental Indemnity, and all writings, documents, instruments, certificates and statements contemplated hereunder to be delivered by the Guarantor

“Guaranty” has the meaning specified in Section 3.01(a).

“Guaranty Claim” has the meaning specified in Section 5.09(c).

“Impairment Default” has the meaning specified in Section 5.33.

“Indebtedness” means, as applied to a Person and without duplication, (a) all items which generally in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person on the date as of which Indebtedness is to be determined, including, without limitation, capitalized lease obligations, and (b) all obligations of other Persons which such Person has guaranteed.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 5.11.

“Independent Director” means an individual who has prior experience as an independent director, independent manager or independent member with at least three (3) years of employment experience with a nationally recognized company that is not an Affiliate of Borrower or Guarantor and reasonably approved by Bank. Such Independent Director is not, and has never been, and will not while serving as Independent Director be, any of the following: (i) a member, partner, equity holder, manager, officer or employee of Borrower, Guarantor or any Affiliates thereof; (ii) a creditor or supplier to Borrower, Guarantor or any Affiliates thereof; (iii) a family member of any such member, partner, equity holder, manager, director, officer, employee, creditor, supplier or service provider; (iv) or Person that Controls (whether directly, indirectly or otherwise) any of (i), (ii) or (iii) above.

“Interest Period” means, as to any Advance, (i) initially the period commencing on a Funding Date and ending on (and including) the nineteenth (19th) day of the next calendar month (or the nineteenth (19th) day of the month in which the Funding Date occurs if the Funding Date occurred prior to the nineteenth (19th) day of such month) and (ii) thereafter, each period commencing on the twentieth (20th) day of a calendar month and continuing to, and including the nineteenth (19th) day of the next calendar month; provided, however, that no Interest Period shall extend beyond any applicable Maturity Date.

“IRS” means the United States Internal Revenue Service.

“Joinder Agreement” means any Joinder Agreement by and between Bank, Parent Borrower and the REO Entity subject to the applicable Advance, and each other existing REO Entity, dated as of the applicable Funding Date, in the form of Exhibit D attached hereto.

“Knowledge” means, with respect to any Person, the actual knowledge of such Person; provided, that the “Knowledge” of Borrower or Guarantor shall only include the actual knowledge of (i) each of the respective officers and directors of such Person, (ii) individuals of such Person or their respective Affiliates who have responsibility for the management, day-to-day decision making, legal, operational or financial affairs of such Person or with respect to the Loan and (iii) individuals of such Person or their respective Affiliates who have responsibility in connection with the origination, administration, enforcement, acquisition, servicing, development, day-to-day decision making, legal, operational or financial affairs of the Collateral Assets and/or REO Properties.

“Lease(s)” means any and all leases and subleases now or hereafter entered into at the REO Property or any portion thereof.

“Licenses and Permits” means all licenses, permits, authorizations and agreements issued by or agreed to by any governmental authority, or by a private party, including, but not limited to, building permits, occupancy permits and such special permits, variances and other relief as may be required pursuant to legal requirements which may be applicable to the REO Property.

“Loan” has the meaning specified in Section 2.01.

“Loan Documents” means this Agreement, the Exhibits hereto, the Notes, the Security Documents, the Pledge Agreement, all financing statements and writings required under Section 3.01(a), any Advance Documents, the Guarantor Documents, any Future Loan Documents, and all other writings, documents, instruments, certificates and statements related hereto or contemplated hereunder to be executed or supplied by any of the Borrower or Guarantor.

“Manager” shall mean Lument Investment Management, LLC, a Delaware limited liability company, or any replacement manager as permitted under this Agreement; provided, however, if such replacement Manager is an Affiliate of Lument Investment Management, LLC, a Delaware limited liability, such Affiliate shall be deemed to be a satisfactory replacement manager subject to satisfactory completion of Bank’s applicable “Know Your Customer” and OFAC diligence related to such replacement manager.

“Maturity Date” means with respect to any Advance, the date set forth in the related Advance Approval Schedule, unless sooner accelerated in accordance with the terms hereof.

“Maximum Advance Amount” means the lesser of (i) Fifty Million Dollars ($50,000,000) less the aggregate amount of loans outstanding or advances made by Bank to Borrower or (ii) the maximum amount the Bank is permitted to lend to Borrower under laws or regulations applicable to the Bank.

“Maximum Legal Rate” has the meaning specified in Section 2.08.

“Minimum Return” shall mean, unless otherwise specified in an Advance Approval Schedule, in addition to such principal, interest and other charges accrued but unpaid at the time of any such prepayment of any Advance, an amount equal to the positive difference, if any, of non-default interest that would have accrued on the Advance through the Maturity Date of such Advance (inclusive of any exercised extension terms) (the “Minimum Return Period”) less the sum of the aggregate payments of non-default interest made during the term of the applicable Advance (including any interest paid at the time of such prepayment); provided, however, that the Minimum Return shall not be due and payable with respect to any Advance until the date of any mandatory or voluntary early repayment in full of the related Collateral Asset or REO Property, as applicable, pursuant to Section 2.05 or the applicable Maturity Date thereof. The applicable Effective Interest Rate for each month during such Minimum Return period shall be calculated as follows: (i) with respect to monthly interest payments already paid at the time of such prepayment, the applicable Effective Interest Rate shall be actual Effective Interest Rate in effect utilized for such monthly interest payment and (ii) with respect to monthly interest payments being made at the time of such prepayment or to the extent such monthly interest payment has not yet occurred, the Effective Interest Rate shall be the Effective Interest Rate in effect at the time of such prepayment. Notwithstanding the foregoing, unless otherwise specified in and Advance Approval Schedule, if the Collateral for an Advance is a Collateral Asset, with respect to any prepayment of any applicable Advance in full related to the underlying payoff of such Collateral Asset by Account Debtor and/or Collateral Asset Guarantor or by a third-party bidder pursuant to a Foreclosure Action, in determining the Minimum Return applicable, the Minimum Return Period shall equal six (6) months, unless otherwise specified in an Advance Approval Schedule. In the event that a Conversion occurs with respect to any Collateral Asset, there shall be an additional three (3) month Minimum Return Period following the Conversion. Further notwithstanding the foregoing, unless otherwise specified in and Advance Approval Schedule, if the Collateral for an Advance is an REO Property at the time of the Advance, with respect to any prepayment of any applicable Advance in full related to the sale of the REO Property to a bona-fide third party purchaser, in determining the Minimum Return applicable, the Minimum Return Period on the portion so prepaid shall equal six (6) months, unless otherwise specified in an Advance Approval Schedule. Borrower acknowledges and agrees that the Minimum Return is calculated on the original principal amount of each Advance and not on the outstanding principal balance of such Advance on the date of such prepayment. The Borrower additionally acknowledges that the Minimum Return is bargained for consideration and not a penalty.

“Minimum Return Period” has the meaning specified in the definition of Minimum Return.

“Monthly Reporting Certificate” means the Portfolio Loan Monitoring Report and Portfolio Loan Monitoring Report: Foreclosure Addendum attached hereto as Exhibit H, which shall be certified by Borrower.

“Mortgaged Property” shall mean any certain real and personal property which serves as security for any Collateral Asset, as more particularly described in the Collateral Asset Documents.

“Mortgages” means the mortgages, deeds to secure debt and/or deeds of trust from an REO Entity to Bank now or hereafter delivered to secure the Obligations in form and substance satisfactory to Bank and substantially in the form of the mortgage / deed of trust entered into as of the date hereof, including, without limitation, any state specific updates.

“Net Cash Flow” means all funds of every type and nature received by Borrower, the Servicer, any REO Entity or any of their agents with respect to the Collateral Assets and REO Properties, including: (a) all rental or lease payments, interest, principal, late fees, any make whole fee and other payments and collections received on or with respect to the Collateral Assets, (b) all Net Sales Proceeds from the sales of any Collateral, (c) all related net insurance and condemnation proceeds, (d) all payments or proceeds received by the Borrower with respect to such Collateral including all proceeds of all “put backs”, (e) all Net Collection Proceeds, (f) all interest, dividends and other earnings directly or indirectly paid to the Borrower on related funds, accounts and investments of the Borrower, and (g) all REO Net Cash Flow; provided, that any escrows or reserved funds required to be reserved by Servicer pursuant to the express terms on the related Collateral Asset Documents shall not be included in Net Cash Flow, unless and until such funds are, pursuant to the terms of the related Collateral Asset Documents, released or otherwise available to the applicable Borrower; provided, further, unless an Event of Default has occurred, the fees and expenses of Servicer shall be deducted from Net Cash Flow before payment is required hereunder.

“Net Collection Proceeds” means (i) the payment in full of any Collateral Asset, (ii) the settlement or compromise of any Collateral Asset, or (iii) any other collection on a Collateral Asset (including pursuant to a foreclosure, deed in lieu of foreclosure or other legal proceedings against the Account Debtor in question or any Collateral Asset Guarantor), and all proceeds received in connection with such payment or collection (whether from the Account Debtor, a Collateral Asset Guarantor, pursuant to a foreclosure, deed in lieu of foreclosure, liquidation or otherwise) less any reasonable and customary costs of collection actually paid by the Borrower to unrelated third parties, including reasonable attorney’s fees.

“Net Sales Proceeds” means with respect to the sale, release or conveyance of any Collateral Asset, REO Property or other Collateral, the gross proceeds of such sale minus reasonable and customary broker’s commissions and other closing costs of the sale actually paid by the Borrower to unrelated third parties, including reasonable attorneys’ fees.

“Non-Performing Loan” means the occurrence of a monetary default under the applicable Collateral Asset Documents of a Collateral Asset for a consecutive period of more than ninety (90) days, which, for the avoidance of doubt, may include a Collateral Asset that is subject to a forbearance agreement notwithstanding the terms of such agreement.

“Note” or “Notes” has the meaning specified in Section 2.02.

“Note Endorsement” means an endorsement to the applicable promissory note with respect to the subject Collateral Asset, in blank, in form and substance satisfactory to Bank substantially in the form set forth in Exhibit I attached hereto. The Bank agrees to hold the Note Endorsement and not present or complete the Note Endorsement unless and until an Event of Default has occurred.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, Borrower arising under any Loan Document or otherwise with respect to the Loan or any Advance, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower or any Affiliate thereof of any proceeding under any insolvency, bankruptcy, or similar law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the foregoing, the Obligations include (a) the obligation to pay principal, interest, charges, expenses, fees, indemnities and other amounts payable by Borrower under any Loan Document, and (b) the obligation of Borrower to reimburse any amount in respect of any of the foregoing that Bank, in each case in its sole discretion, may elect to pay or advance on behalf of Borrower.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Omnibus Assignment” means, an omnibus assignment of all Collateral Asset Documents, in form and substance satisfactory to the Bank. The Bank agrees to hold the omnibus assignment and not present or complete omnibus assignment unless and until an Event of Default has occurred.

“Other Connection Taxes” means, with respect to a Bank, Taxes imposed as a result of a present or former connection between such Bank and the jurisdiction imposing such Tax (other than connections arising from such Bank having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Parent Borrower” has the meaning specified in the Recitals of this Agreement.

“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Payment Reserve Account” has the meaning specified in Section 2.07(a).

“Performing Loan” means a Collateral Asset that is not a Non-Performing Loan.

“Permitted Liens” means (a) liens for taxes, assessments or other governmental charges or levies not yet due and payable or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established, (b) mechanics’, workmen’s, repairmen’s, warehousemen’s, carriers’ or other like liens arising in the ordinary course of business for amounts not yet due and payable or which are being contested (i) with respect to any Collateral Asset, in good faith by appropriate proceedings and for which adequate reserves have been established or (ii) otherwise pursuant to a Good Faith Contest, (c) the grant (or modifications of grants) of easements, restrictions, covenants, reservations and rights-of-way, which are necessary and customary for the operation of the Property and entered into in the ordinary course of business on an arms’ length basis for traffic circulation, ingress, egress, access, utilities or for other similar purposes, which are not monetary encumbrances against the Property, do not create material affirmative obligations on behalf of the Property and which do not, affect the value, use or operation of the Property, (d) liens arising by operation of law in favor of banks and other financial institutions on deposits held by such institutions, (e) any liens in favor of Bank in connection with this Agreement or the other Loan Documents, and (f) such other liens as may be approved by Bank in writing.

“Permitted Participation” has the meaning specified in Section 5.27.

“Person” means any natural person, corporation, limited liability company, joint venture, partnership, trust, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary, or other capacity.

“Pledge Agreement” means a pledge agreement in form and substance satisfactory to the Bank (“Pledge Agreement”), duly executed by Parent Borrower, securing the Obligations, by a first priority security interest in all of the equity interests of an REO Entity.

“Power of Attorney” means, a power of attorney in favor of the Bank in form and substance satisfactory to the Bank executed by the applicable party, subject to the condition that such Power of Attorney may be used by the Bank or the Bank’s agent in accordance with terms thereof.

“Prime Rate” means, for any day of determination, the “prime rate” published in The Wall Street Journal (U.S. edition) (or a successor source reasonably selected by Bank if The Wall Street Journal ceases to publish a “prime rate”) as of such day.

“Prime Rate Loan” means an Advance that bears interest at a rate based on the Prime Rate.

“Prime Rate Margin” means the SOFR Margin plus the difference (which difference may be negative or positive and shall be expressed as the number of basis points) between (1) Term SOFR as was most recently in effect for the Advance (the “Determination Date”) and (2) the Prime Rate as of such Determination Date.

“Prohibited Transaction” has the meaning assigned to that term in ERISA.

“Property” means collectively, the REO Property and Mortgaged Property.

“Proposed Terms Letter” has the meaning specified in Section 3.02(b).

“Protective Advances” means any property advances made by Bank on behalf of the Borrower, when the Bank determines in its reasonable discretion that such an advance is necessary to preserve or protect the Collateral, or any portion thereof.

“Rating Agencies” means Fitch, Inc., Moody’s Investors Service, Inc. or S&P or any successor thereto, and any other nationally recognized statistical rating organization to the extent that any of the foregoing have been or will be engaged by Bank or its designees in connection with or in anticipation of any transaction described in Section 7.07.

“Recordable Documents” means collectively, the Mortgages, the Assignments of Leases and Rents, the UCC-1 financing statements and any further collateral assignments to Bank.

“Recording Reserve” has the meaning set forth in “Conversion Conditions”.

“Release Amount” means, (i) with respect to a Collateral Asset, the outstanding principal balance of the Advance, plus any and all other amounts due and all obligations owed under the Advance, as determined by Bank in its sole and absolute discretion, including without limitation, accrued and unpaid interest, default interest, late charges, Minimum Return and Protective Advances and (ii) with respect to an REO Property, the Asset Value established for the property, but for the avoidance of doubt, not less than the outstanding principal balance of the Advance, plus any and all other amounts due and all obligations owed under the Advance, as determined by Bank in its sole and absolute discretion, including without limitation, accrued and unpaid interest, default interest, late charges, Minimum Return and Protective Advances.

“Remittance Date” shall mean the twentieth (20th) calendar day of each month, or the immediately succeeding Business Day, if such calendar day shall not be a Business Day, or such other day as is mutually agreed to by Borrower and Bank in writing.

“REO Entity” means a Special Purpose Entity, one hundred percent (100%) directly owned or otherwise transferred to, and Controlled by, Parent Borrower, in each case formed to hold REO Property, the organizational documents of which are acceptable to Bank, in its discretion and the Bank; provided, however, in the event a Foreclosure Action has occurred with respect to any Equity Interest in accordance with this Agreement, REO Entity shall mean the applicable Account Debtor.

“REO Net Cash Flow” means all funds of every type and nature received by the Borrower, the Servicer, or an REO Entity with respect to REO Property (after payments of amounts due for the necessary operation of such REO Property (i.e. taxes, insurance, and other similar monthly operating expenses set forth in an operating budget approved by Bank in writing)) to the extent incurred. For the avoidance of doubt, Borrower shall not pay or distribute any money or distribute any property (in any form) to its direct or indirect members, or to any Guarantor, or to any Affiliate from REO Net Cash Flow other than, unless upon the occurrence of an Event of Default, pursuant to an arms-length transaction approved by Bank in writing.

“REO Property” means any real property, or any interest therein, now or hereafter legally or beneficially owned by an REO Entity that (a)(i) has been or is foreclosed upon by an REO Entity (or taken control of via a foreclosure of the Equity Interests) or that was or is conveyed to an REO Entity by a deed in lieu of foreclosure, each in connection with the exercise by the REO Entity of its rights and remedies following an event of default under the related Collateral Asset or (ii) is owned by REO Entity at the time of the Advance, and (b) satisfies and is in compliance with all representations, warranties and covenants set forth in this Agreement with respect to REO Properties.

“REO Property Qualification Documents” shall mean the delivery and/or satisfaction of those certain conditions set forth on Exhibit K attached hereto.

“Repair Work” has the meaning specified in Section 3.32.

“Reportable Event” has the meaning assigned to that term in ERISA.

“Required Minimum Balance” means, on each Distribution Date, with respect to each outstanding Advance, a required minimum balance related to the applicable Payment Reserve Account as determined by the Bank, as further set forth in the Advance Approval Schedule.

“Sanctions” has the meaning specified in Section 4.15(a).

“Security Agreement” means, a security agreement in form and substance satisfactory to the Bank duly executed by the applicable party securing the payment and performance of all of the Obligations by a first priority security interest in all assets of the applicable party.

“Security Agreement Amendment” means, an amendment to the existing Security Agreement in form and substance satisfactory to the Bank duly executed by Parent Borrower, confirming that (i) the lien of the existing Security Agreement includes the subject Collateral Asset, as further described on an exhibit attached to such amendment and (ii) such Security Agreement secures the payment and performance of all of the Obligations by a first priority security interest in all assets of the Parent Borrower.

“Security Document” means collectively, the Security Agreement, Collateral Assignment, any Future Loan Documents, Advance Documents, and all other writings, documents, instruments, certificates and statements contemplated hereunder to be executed or supplied by the Borrower with respect to the Collateral.

“Servicer” mean Lument Real Estate Capital, LLC or any servicer of the Collateral Assets as the Bank may approve in writing.

“Servicing Account” shall mean a deposit account established with the Servicer or with a bank acceptable to Bank in its sole discretion, established solely in connection with the Collateral Assets subject to transactions under this Agreement and which deposit account is in the name of the Servicer, for the benefit of Borrower and Bank, and which shall, in any case, indicate in the name of such deposit account the security interest of Bank therein. Bank acknowledges and agrees that Bank of America, N.A. is a bank acceptable to Bank for purposes of this definition.

“Servicing Agreement” means any servicing or other similar agreement, approved by Bank, between Borrower and Servicer, as from time to time may be amended, supplemented or otherwise modified, together with any replacements or substitutions therefor, as approved by Bank.

“Servicing Records” has the meaning specified in Section 5.28.

“Significant Collateral Asset Modification” means, with respect to any Collateral Asset, any consent, waiver, modification, amendment or amendment and restatement of such Collateral Asset after the date of the initial Advance with respect to the applicable Collateral Asset:

(i)              (A) reduces the principal amount of the Collateral Asset, other than with respect to a dollar-for-dollar principal payment permitted by the terms of the Collateral Asset Documents, and/or (B) reduces the interest rate payable by the Account Debtor or otherwise reduces or delays the debt service or principal amortization payable by the Account Debtor beyond any cure or grace periods expressly provided in the Collateral Asset Documents for such actions;

(ii)             increases the principal amount of the Collateral Asset other than increases which are derived from (A) future disbursements of the Collateral Asset as contemplated in the original Collateral Asset Documents or (B) protective advances;

(iii)            except as expressly permitted by the terms of the Collateral Asset Documents, extends or modifies the maturity date specified in the Collateral Asset Documents;

(iv)           converts or exchanges the Collateral Asset into or for any other indebtedness;

(v)            cross defaults or cross collateralizes the Collateral Asset with any other indebtedness;

(vi)           obtains any direct or indirect equity interest, contingent interest, additional interest or so-called “kicker” measured on the basis of the cash flow or appreciation of the Mortgaged Property (or other similar equity participation);

(vii)          extends the period during which voluntary prepayments are prohibited or during which prepayments require the payment of a prepayment fee or premium or yield maintenance charge or increases the amount of any such prepayment fee, premium or yield maintenance charge;

(viii)         modifies, amends or adds any default provision, including the definitions of “Default” and “Event of Default”, or delete or shorten any notice, cure or grace periods available to the Account Debtor;

(ix)            waives or materially modifies or amends any material insurance requirements (including any deductibles, limits, qualifications of insurers or terrorism insurance requirements), or any material casualty or condemnation provisions;

(x)             spreads the lien of the Collateral Asset Documents to encumber additional real property, or otherwise accept a grant of lien on or a security interest in any collateral or any property of the Account Debtor or any other Person not originally granted or contemplated to be granted under the Collateral Asset Documents;

(xi)            imposes any new or additional fees on the Account Debtor that would be required to be paid on a periodic or regular basis that are not provided for in the Collateral Asset Documents in effect on the date of the related initial Advance;

(xii)           voluntarily subordinates the lien priority of the Collateral Asset or the payment priority of the Collateral Asset;

(xiii)          releases (A) any collateral for the Collateral Asset and/or (B) any Collateral Asset Guarantor from its obligations with respect to any guaranty or other obligation under the Collateral Asset;

(xiv)          forgives any principal or interest amounts due and payable under the Collateral Asset by the Account Debtor;

(xv)           waives any due-on-sale or due-on-encumbrance provisions of the Collateral Asset;

(xvi)          forgives any late penalties or default interest under the Collateral Asset provided, however, Borrower, without the prior written approval of the Bank; provided no Event of Default has occurred, shall be permitted to (A) forgive such late penalties up to three (3) times and (B) forgive less than ninety (90) days’ of default interest with respect to each Collateral Asset;

(xvii)         modifies or waives any provisions in the Collateral Asset Documents relating to the collection and disbursement of reserves required by the Collateral Asset Documents;

(xviii)        consents to the Account Debtor becoming a party to any merger or consolidation or effecting an asset acquisition or stock acquisition;

(xix)          causes any Collateral Asset Document to merge into any deed or similar vesting instrument;

(xx)           consents to any ownership or control transfer for which Borrower’s consent is required under the Collateral Asset Documents;

(xxi)          consents to any new lease of the Mortgaged Property for which Borrower’s consent is required under the Collateral Asset Documents;

(xxii)         accepts, or permits any REO Entity to accept, a deed-in-lieu (whether through foreclosure or otherwise) or similar workout with respect to a Collateral Asset;

(xxiii)        takes physical control or actual possession of the Mortgaged Property;

(xxiv)        except as set forth in any Advance Approval Schedule, releases all or any portion of any collateral securing the Collateral Asset or the Account Debtor or Collateral Asset Guarantor from liability under the Collateral Asset without payment to Bank of the applicable Release Amount;

(xxv)         executes any instrument of release, cancellation, satisfaction or subordination with respect to the Collateral Asset;

(xxvi)        permits subordinate financing that encumbers all or any portion of the Collateral;

(xxvii)       constitutes the agreement by Borrower to do any of the foregoing; or

(xxviii)      materially modifies or waives any other material provision of any Collateral Asset Documents.

provided, that, notwithstanding the foregoing, none of the following shall constitute a “Significant Collateral Asset Modification”: (a) an action taken by Borrower that was required pursuant to the express terms of the Collateral Asset Documents with no lender discretion or consent right (for example, in determining whether conditions precedent are satisfied, other than a condition that, by itself, requires lender’s consent and excluding the granting of any waivers or agreeing to any modifications of any such conditions precedent); (b) the making of future advances of undisbursed loan proceeds by a party under a Permitted Participation (other than Borrower), provided such participant under such participation has the right to make such determination and future advances; (c) the making of protective advances to pay taxes, insurance premiums or remove liens; (d) the correction of scriveners errors, incorrect section references or other manifest errors; (e) giving notices of default to an underlying obligor; (f) executing customary subordination, non-disturbance and attornment agreements with respect to commercial leases; or (g) approving de minimis takings for road expansions, curb cuts or water drainage.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Margin” means three and 50/100 percent (3.50%) per annum; unless otherwise set forth in any Advance Approval Schedule issued in connection with an Advance.

“Special Purpose Entity” means:

(i) with respect to the Parent Borrower, a single-purpose, single-asset “bankruptcy remote” Delaware limited liability company which, at all times since its formation and thereafter, (a) was organized solely for the purpose of owning REO Entities and Collateral Assets, (b) has not and will not engage in any business unrelated to such purpose, (c) has not and will not have any assets other than those related to such purpose, (d) except as otherwise expressly permitted by the Loan Documents has not and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, asset sale, transfer of membership interests, or amendment of its operating agreement or limited liability company certificate, (e) has not and will not fail to correct any known misunderstanding regarding the separate identity of such entity, (f) has not done and will not do any of the following without the prior written consent of its Independent Director: (I) file a bankruptcy, insolvency or reorganization petition or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally; (II) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, custodian or any similar official for such entity or all or any portion of such entity’s properties; or (III) make any assignment for the benefit of such entity’s creditors’, (g) has maintained and will maintain its accounts, books and records separate from any other person or entity, (h) has not and will not commingle its funds or assets with those of any other entity, (i) has held and will hold its assets in its own name, (j) has conducted and will conduct its business in its name, (k) has paid and will pay its liabilities, including salaries of any employees, out of its own funds and assets, (l) has observed and will observe all limited liability company and limited partnership formalities, (m) has maintained and will maintain an arms-length relationship with its Affiliates, (n) has no indebtedness other than as expressly permitted under the Loan Documents or trade payables incurred in normal course of Parent Borrower’s business, (o) except as expressly permitted by this Agreement, has not and will not assume or guarantee or become obligated for the debts of any other entity or person, or hold out its credit as being available to satisfy the obligations of any other entity or person, (p) will not acquire obligations or securities of its members, (q) has allocated and will allocate fairly and reasonably shared expenses and uses separate stationary, invoices and checks, (r) except as expressly permitted by this Agreement, has not and will not pledge its assets for the benefit of any other person or entity, (s) has held and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other person or entity, (t) except for Collateral Assets, has not made and will not make loans to any person or entity, (u) has not and will not identify its members or any Affiliates of any of them as a division or part of it, (v) has not entered and will not enter into or be a party to, any transaction with its members or its Affiliates (including the managing member) except in the ordinary course of its business and on terms which are intrinsically fair and are not less favorable to it than would be obtained in a comparable arms-length transaction with an unrelated third party, (w) has paid and will pay the salaries of its own employees from its own funds, and (x) has maintained and will maintain adequate capital in light of its contemplated business operation. Any Special Purpose Entity must (i) at all times have at least one (1) Independent Director and (ii) shall not, without the prior unanimous written consent of all Independent Director(s), take any Material Action. The term “Material Action” means to file any insolvency, or reorganization case or proceeding, to institute proceedings to have Borrower or such other Special Purpose Entity be adjudicated bankrupt or insolvent, to institute proceedings under any applicable insolvency law, to seek any relief under any law relating to relief from debts or the protection of debtors, to consent to the filing or institution of bankruptcy or insolvency proceedings against Borrower or such other Special Purpose Entity, to file a petition seeking, or consent to, reorganization or relief with respect to Borrower or such other Special Purpose Entity under any applicable federal or state law relating to bankruptcy or insolvency, to seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official of or for Borrower or such other Special Purpose Entity or a substantial part of its property, to make any assignment for the benefit of creditors of Borrower or such other Special Purpose Entity, to admit in writing Borrower’s or such other Special Purpose Entity’s inability to pay its debts generally as they become due, or to take action in furtherance of any of the foregoing.

(ii) with respect to any REO Entity, the REO Entity’s sole business purpose must be to own and operate the REO Property. REO Entity (a) must conduct business only in its own name, (b) must not engage in any business or own any assets unrelated the REO Property, (c) must not have any indebtedness other than as permitted by this Agreement, (d) must have its own separate books, records, and accounts (with no commingling of assets), (e) must hold itself out as being an entity separate and apart from any other Person, (f) must observe organizational formalities independent of any other entity, and (g) must not change its name, identity, or organizational structure, unless Borrower has obtained the prior written consent of Bank to such change, and has taken all actions necessary or requested by Bank to file or amend any financing statement or continuation statement to assure perfection and continuation of perfection of security interests under the Loan Documents.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means, the Term SOFR Reference Rate for a tenor comparable to the applicable one-month Interest Period on the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on the first day of any Interest Period the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Transition Event with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) Business Days prior to the first day of such Interest Period.

“Term SOFR Administrator” means the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Bank in its reasonable discretion).

“Term SOFR Loan” means an Advance that bears interest at a rate based on Term SOFR.

“Term SOFR Reference Rate” means rate per annum determined by Bank as the forward-looking term rate based on SOFR.

“Transfer” means a voluntary or involuntary sale (including an installment sale), conveyance, lease, mortgage, grant, bargain, encumbrance, pledge, assignment, grant or incurrence of any lien, grant of any options with respect to, or any other transfer, termination or disposition of (directly or indirectly, voluntarily or involuntarily, by division, operation of law or otherwise, and whether or not for consideration or of record) a legal or beneficial interest in (a) the Collateral Asset or REO Property or (b) Borrower or REO Entity (including (x) the creation of new or additional ownership interests in Borrower, (y) the consolidation, merger or acquisition of Borrower or REO Entity with or into another Person or the dissolution or division of a Borrower or REO Entity and (z) any change in the members or managers of, or Change of Control of, Borrower or REO Entity from that existing on date hereof).

“Underlying Real Estate Value” means, the value of the underlying real estate securing each Collateral Asset (or in the case of an REO Property, the Asset Value), as determined by the Bank, in its sole discretion, on an asset-by-asset basis, at the time of each Advance. The Bank shall have the right to re-set the Underlying Real Estate Value for any Collateral Asset or REO Property on an annual basis or in the event the Bank obtains knowledge of a material adverse change in the status of such Collateral Asset and/or underlying real estate / REO Property.

“Underwriting and Approval Process” has the meaning set forth in Section 3.02(b).

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

ARTICLE II.
Amount and Terms of Advances

Section 2.01.      Advances. The Bank, shall, on the terms and subject to the conditions hereinafter set forth, collectively lend the Borrower from time to time during the Draw Period, an aggregate amount not to exceed at any time the Maximum Advance Amount (the “Loan”). Within the limits of the Maximum Advance Amount, the Borrower may request one or more Advances and borrow, repay, and reborrow under this Section 2.01. Each such loan is herein referred to as an “Advance” and collectively as the “Advances”. The Borrower shall make such payments with respect to any Advance as set forth in this Agreement or further described in the Advance Approval Schedule. No Advances shall be made after the Advance Termination Date.

Section 2.02.      Notes.

(a)            The obligation to repay each Advance together with interest and other charges, fees and expenses thereon pursuant to this Agreement is evidenced by one or more promissory notes given by Parent Borrower or REO Entity dated as of the applicable Funding Date, payable to the order of the Bank in the form of Exhibit F attached hereto (each, as from time to time may be amended, supplemented or otherwise modified, the “Note” and collectively, the “Notes”).

(b)            Subject to the other terms and provisions of this Agreement, the outstanding principal amount of each Note from day to day outstanding which is not past due shall bear interest at a fluctuating rate per annum equal to the Effective Interest Rate. All computations of interest shall be made on the basis of the actual number of days elapsed and a three hundred sixty (360) day year.

(c)            In addition to monthly payments of interest due at the Effective Interest Rate with respect to each Note, if the Borrower receives a non-scheduled principal payment or other payment that reduces the Borrower’s Basis (but not complete payoff) on any Collateral Asset (whether voluntary, involuntary or otherwise), Borrower shall make an additional payment of principal to Bank equal to the applicable Borrowing Base Percentage multiplied by the amount of such partial payment (but not less than the amount required to maintain the Borrowing Base); provided, however, that during the existence of an Event of Default, one hundred percent (100%) of all Net Cash Flow on the Collateral Asset (whether voluntary, involuntary or otherwise) shall be paid to Bank in accordance with the terms and provisions on this Agreement.

(d)            Accrued and unpaid interest at the Effective Interest Rate applicable to each Note and any other amounts outstanding under each Note, including, without limitation, the payments of principal described in Section 2.02(c) above, shall be payable by Parent Borrower or the applicable REO Entity, as applicable, on each Distribution Date, commencing for each applicable Note on the Distribution Date following the issuance of such Note (or the next Distribution Date thereafter if stub interest is collected at closing, as determined by Bank) and continuing on each Distribution Date thereafter until the Maturity Date of such Note.

(e)            On or prior to the Maturity Date applicable for each Note, one final installment of all unpaid principal and any accrued interest and all other amounts due under the applicable Note shall be due and payable in full.

Section 2.03.      Late Fees and Default Rate. In the event that the Borrower fails to pay the Bank any amount due hereunder or under any Note, including the Obligations payable on any Maturity Date, within five (5) Business Days after the due date thereof, the Borrower shall pay the Bank a delinquent payment charge of five percent (5%) of the payment amount then due. Upon the occurrence of an Event of Default, the unpaid principal balance due under each Note shall bear interest at a rate per annum equal to the lesser of (i) the maximum rate permitted by applicable law and (ii) twenty percent (20%) (the “Default Rate”). Fees and expenses which are required to be paid by Borrower pursuant to the Loan Documents but are not paid when due shall bear interest at the Default Rate. Payment or acceptance of the increased interest at the Default Rate is not a permitted alternative to timely payment of amounts due hereunder or under each Note and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.

Section 2.04.      Collateral; Accuracy of Bank’s Books and Records. The Loan shall be made in the form of Advances to each Borrower. All Advances shall be secured by the Bank’s security interests in and liens upon all of the Collateral, and by all other security interests and liens heretofore, now or at any time or times hereafter granted by the Borrower to the Bank. The Bank shall enter each Advance as a debit to a loan account established on the books of the Bank and shall also record in such loan account all payments made by the Borrower, including all Net Cash Flow which is finally paid to the Bank for application to the Obligations, and may record therein, in accordance with its customary practice, all charges and expenses properly chargeable to the Borrower. Absent manifest error, the Bank’s books and records with respect to the loan account shall be conclusive and binding evidence of the outstanding amount of the Obligations of the Borrower to the Bank and such books and records may be admitted in evidence in any proceeding to enforce the Bank’s rights with respect to such Obligations.

Section 2.05.      Optional and Mandatory Prepayments.

(a)            Mandatory Prepayments. If the Borrower receives a principal paydown on any Collateral Asset (whether voluntary, involuntary or otherwise) in part, the Borrower shall direct a certain amount of such principal paydown to make a corresponding principal payment to applicable Advance consistent with Section 2.02(c) hereof. In addition, in the event Borrower receives a principal paydown on the Collateral Asset (whether voluntary, involuntary or otherwise) in full, the Loan shall be repaid in full, together with the Minimum Return (if any).

(b)            Optional Prepayments. Each Advance may be prepaid at any time in full or in part without premium or penalty, provided, however, that such prepayment (whether voluntary or involuntarily or following an Event of Default and acceleration or otherwise) shall be accompanied by an additional payment equal to the Minimum Return (if any).

(c)            Prepayment Application. Any prepayment of principal paid with respect to any Advance shall be applied with respect to such Advance until reduced to zero before further application to any other Advance or other Obligations outstanding hereunder, and any such excess amounts shall be applied on a pro rata basis among all such Advances or outstanding Obligations unless otherwise agreed to in writing among Bank and Borrower; provided, however, upon an Event of Default, any such excess amounts may be applied by Bank in such order and priority as Bank determines in its sole discretion.

Bank’s security interest in a Collateral Asset, REO Property or the Collateral as a whole, shall terminate only upon (i) in the case of an individual Collateral Asset or REO Property, as applicable, the repayment in full of the Release Amount with respect thereto in accordance with this Agreement, and (ii) in the case of the Collateral as a whole, the payment in full of all Obligations and the Bank’s commitment to Borrower under this Agreement has been terminated. Upon any such termination, Bank shall deliver to Borrower such UCC termination statements and other release documents as may be commercially reasonable to evidence the release of Bank’s lien on and security interest in the applicable Collateral Asset, REO Property or the Collateral, as applicable and to return the Collateral Asset Documents for the related Collateral Asset or REO Property, as applicable, to Borrower, at Borrower’s sole cost and expense.

Section 2.06.      Distribution of Net Cash Flow; Payments and Prepayments.

(a)            Borrower shall and shall cause Servicer to (A) collect and deposit all funds (including, without limitation, Net Cash Flow) with respect to each Collateral Asset or REO Property, as applicable into the Clearing Account, (B) remit to the Servicing Account within two (2) Business Days after receipt of properly identified funds thereof, any Net Cash Flow collected in the Clearing Account, (C) with respect to Net Cash Flow consisting of principal proceeds, Net Sales Proceeds and/or Net Collection Proceeds, deposit such amounts from the Servicing Account within two (2) Business Days after the same is deposited in the Servicing Account into the Collection Account and (D) with respect to any Net Cash Flow consisting of amounts other than principal proceeds, Net Sales Proceeds and/or Net Collection Proceeds on the Business Day prior to the Remittance Date, deposit the same in the Collection Account.

(b)            On each Distribution Date, all Net Cash Flow in the Collection Account from the month preceding the Distribution Date with respect to any Advance will be paid and applied as follows:

(i)            First, to transfer to the Person entitled thereto any funds that do not constitute Net Cash Flow (including tax escrow payments and the fees and expenses of Servicer) or which were erroneously deposited in the Collection Account;

(ii)           Second, to the payment of fees payable to third parties under the terms of the Custodial Agreement and any lockbox services for the specific Collateral Assets and/or REO Property;

(iii)          Third, to the payment to the Bank of any late charges, reimbursements of Protective Advances, Default Rate interest, fees and expenses then due and payable to the Bank under this Agreement or any other Loan Document on the applicable Note;

(iv)          Fourth, subject to Section 2.07, if applicable, to the payment to the Bank of any monthly interest payments which are then due and payable on the applicable Note;

(v)          Fifth, if at any time the Net Cash Flow of any Collateral is insufficient, as of any Distribution Date, to pay amounts owed pursuant to the preceding Sections 2.06(b)(ii) through (iv) for the related Advance, taking into account Section 2.07, the amount of any such deficiency shall be paid from Net Cash Flow available from other Collateral, as determined by Bank in its sole discretion;

(vi)         Sixth, a principal payment to the Bank, if any is due, in accordance with Section 2.02(c) and Section 2.05(a);

(vii)        Seventh, to the replenishment of the Payment Reserve Account, as provided in Section 2.07, up to the Required Minimum Balance related to the applicable Advance;

(viii)       Eighth, to the payment of the amount of any then unpaid Minimum Return related to the applicable Note to the extent then due and payable; and

(ix)          Ninth, any remaining Net Cash Flow to the Borrower free and clear of all liens hereunder.

(c)            Notwithstanding any of the foregoing, Bank reserves the right to delay the above monthly distribution until Bank is in receipt of the required Monthly Reporting Certificate and Borrowing Base Certificate. Further, notwithstanding any of the foregoing provisions of this Section 2.06, following an Event of Default, Bank may apply or require Borrower to apply, as applicable, any funds in the Collection Account and all Net Cash Flow to the outstanding obligations under the Loan Documents in such priority as Bank may determine in its sole discretion.

For the avoidance of doubt, (i) Net Cash Flow and the distribution of the same in accordance with Section 2.06(b) will be separated by Bank within the books of the Bank on an Advance by Advance basis and (ii) the lack of sufficient funds in the Collection Account or available Net Cash Flow, as applicable, on any Distribution Date shall not excuse the Borrower from the failure to make the payment as and when due of any applicable Obligations.

Section 2.07.      Payment Reserve Account.

(a)            Establishment of Payment Reserve Account. If required pursuant to the applicable Advance Approval Schedule in connection with any Advance, Borrower shall have established, and at all time while the Obligations are outstanding shall maintain, a deposit account with Bank as a cash collateral account (such account and any and all sub-accounts established under the foregoing, individually and collectively, the “Payment Reserve Account”). Borrower hereby grants to Bank a first priority security interest in the Payment Reserve Account and all funds from time to time on deposit therein, to secure the timely payment and performance of the Obligations. No interest shall be required to accrue or be payable by Bank to Borrower on the Payment Reserve Account.

(b)            Funding Date. If required pursuant to the Advance Approval Schedule, on each Funding Date, Borrower shall deposit in the Payment Reserve Account an amount determined by Bank, and as further set forth in the Advance Approval Schedule. Such amount deposited by Borrower shall be allocated by Bank to a Payment Reserve Account for the applicable Advance made on such Funding Date.

(c)            Distribution Date. To the extent required pursuant to the applicable Advance Approval Schedule, on each Distribution Date, to the extent there are funds in a Payment Reserve Account in excess of the applicable Required Minimum Balance for a certain Collateral Asset (inclusive of any funding requiring pursuant to Section 5.33), the Bank shall draw funds from the applicable Payment Reserve Account allocated to such Note to make such payment in accordance with Section 2.06(b)(iv). To the extent after any application, the applicable Payment Reserve Account is insufficient to make any required payments pursuant to Section 2.06(b)(iv), such insufficiency shall not relieve Borrower from its obligation to make such payments.

(d)            Balancing. To the extent required pursuant to the applicable Advance Approval Schedule, Borrower shall maintain a minimum balance for each applicable Payment Reserve Account in an amount equal to the Required Minimum Balance. To the extent the Required Minimum Balance is not satisfied after the application of Net Cash Flow in accordance with Section 2.06(b), Borrower shall, within five (5) Business Days after written notice from Bank of such shortfall, pay the amount of such shortfall to Bank for deposit into the applicable Payment Reserve Account and failure to comply with the same shall be an immediate Event of Default.

(e)            Event of Default. If an Event of Default has occurred and is continuing, Bank may apply any funds in the Payment Reserve Account to the outstanding obligations under any Advance in such priority as Bank may determine in its sole discretion.

Section 2.08.      Maximum Interest Rate. Regardless of any provision contained in any of the Loan Documents, the Bank shall never be entitled to contract for, charge, take, reserve, receive, or apply, as interest on the amounts due hereunder, or any part thereof, any amount in excess of on any day, the highest non-usurious rate of interest permitted by applicable law on such day, computed on the basis of the actual number of days elapsed and a year of 360 days (the “Maximum Legal Rate”), and, in the event the Bank ever contracts for, charges, takes, reserves, receives, or applies as interest any such excess, it shall be deemed a partial prepayment of principal and treated hereunder as such and any remaining excess shall be refunded to the Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Legal Rate, the Borrower and the Bank shall, to the maximum extent permitted under applicable law, (a) treat each Loan as a single extension of credit (and the Bank and the Borrower agree that such is the case), (b) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments and prepayments resulting from the exercise by the Bank of its remedies upon the occurrence of an Event of Default and, in each case, the effects thereof, and (d) “spread” the total amount of interest throughout the entire contemplated term of the Loan; provided that, if the Loan is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Legal Rate, the Bank shall refund such excess, and, in such event, the Bank shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Legal Rate. The provisions of this Section 2.08 shall be deemed to be incorporated into every document or communication relating to the Loan which sets forth or prescribes any account, right or claim or alleged account, right or claim of the Bank with respect to the Borrower (or any other obligor in respect of Loan), whether or not any provision of this Section 2.08 is referred to therein. All such documents and communications and all figures set forth therein shall, for the sole purpose of computing the extent of the obligations of the Borrower (or other obligor) asserted by the Bank thereunder, be automatically recomputed by any Borrower or any obligor, and by any court considering the same, to give effect to the adjustments or credits required by this Section 2.08.

Section 2.09.      Payment, Balance and Setoff. All payments of principal, interest and other charges, fees and expenses under the Notes and this Agreement shall be made to the Bank in immediately available funds and shall be applied as set forth in the Notes. If any payment of principal due under the Notes or any other amount payable hereunder falls due on a day which is not a Business Day, then such due date shall be extended to the next following Business Day and (in the case of principal) additional interest shall accrue and be payable for the period of such extension. The Borrower agrees that the amount shown on the books and records of the Bank as being the unpaid balance of principal, accrued interest and other charges, fees and expenses under the Notes and this Agreement, unless demonstrated to be incorrect, shall be prima facie evidence thereof. The Borrower hereby irrevocably authorizes the Bank, if and to the extent payment is not promptly made pursuant hereto, to set off and charge against any amount owing by the Bank to the Borrower with respect to the Collateral an amount equal to the principal, accrued interest and other charges, fees and expenses then due.

Section 2.10.      Collateral and Reserve Accounts. During the term of all Advances and so long as any part of the Obligations is outstanding, Parent Borrower shall maintain and establish the Collection Account and Payment Reserve Account with Bank in accordance with the Loan Documents. Borrower hereby grants to Bank a security interest in the Borrower’s interest in such accounts and any other accounts, reserves established by Borrower and any cash, securities, instruments and funds deposited in such accounts, as collateral security for payment of the Loan and Borrower’s obligations under the Loan Documents. Except for the Clearing Account and the Servicing Account and the operating account of Parent Borrower, Borrower shall not establish any account at or with any bank or financial institution other than the Bank without the prior written consent of Bank.

Section 2.11.      Yield Protections; Capital Adequacy.

(a)            Increased Costs. If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, Bank (except any reserve requirement reflected in the Effective Interest Rate);

(ii)           subject the Bank to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(iii)          impose on Bank any other condition, cost or expense affecting this Agreement or the Loan;

and the result of any of the foregoing shall be to increase the cost to Bank of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to Bank of participating in, issuing, or to reduce the amount of any sum received or receivable by Bank hereunder (whether of principal, interest or any other amount) then, upon request of Bank, the Borrower will pay to Bank, such additional amount or amounts as will compensate Bank for such additional costs incurred or reduction suffered.

(b)            Capital Requirements. If Bank determines that any Change in Law affecting Bank or any lending office of Bank or Bank’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on Bank’s capital or on the capital of Bank’s holding company, if any, as a consequence of this Agreement, the Loan to a level below that which Bank or Bank’s holding company could have achieved but for such Change in Law (taking into consideration Bank’s policies and the policies of Bank’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to Bank such additional amount or amounts as will compensate Bank or Bank’s holding company for any such reduction suffered.

(c)            Certificates for Reimbursement; Delay in Requests. A certificate of Bank setting forth the amount or amounts necessary to compensate such Bank or its holding company, as the case may be, as specified in Section 2.11 and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay Bank the amount shown as due on any such certificate within ten (10) days after receipt thereof. Failure or delay on the part of Bank to demand compensation pursuant to Section 2.11 shall not constitute a waiver of Bank’s right to demand such compensation; provided that (i) the Borrower shall not be required to compensate Bank pursuant to Section 2.11 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that Bank notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof) and (ii) such Bank shall endeavor to notify the Borrower of such increased costs or reductions as promptly as practicable.

(d)            Illegality. If Bank determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for Bank to perform any of its obligations hereunder or to make, maintain, fund, or charge interest with respect to the Loan, or any Governmental Authority has imposed material restrictions on the authority of Bank to purchase or sell, or to take deposits of, U.S. dollars, then on notice thereof by Bank to Borrower, Upon receipt of such notice, Borrower shall, upon demand from Bank, immediately prepay the Loan, together with accrued interest on the amount so prepaid.

(a)            Inability to Determine Rates. If Bank determines (which determination shall be conclusive and binding on Borrower) that “Term SOFR” cannot be determined pursuant to the definition thereof other than as a result of a Benchmark Transition Event or Term SOFR for an applicable Interest Period does not adequately and fairly reflect the cost to Bank or making or maintaining the Loan, Bank will promptly so notify Borrower. Upon notice thereof by Bank to Borrower, Borrower shall, upon demand from Bank, immediately prepay the Advance, together with accrued interest on the amount so prepaid.

(b)            Compensation for Losses. The Borrower shall pay to the Bank, upon the request of the Bank, such amount or amounts as the Bank shall determine in its sole discretion which shall be sufficient to compensate Bank for any actual loss, cost or expense (if any) attributable to: (a) the payment of any principal of any Term SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default) or (b) the conversion of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto. A certificate of the Bank setting forth any amount or amounts that the Bank is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay the Bank the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(c)            Rates. Bank does not warrant or accept responsibility for, and shall not have any liability with respect to the administration of, submission of, calculation of or any other matter related to SOFR, any component definition thereof or rates referenced in the definition thereof or any alternative, comparable or successor rate thereto (including any then-current Benchmark), including whether the composition or characteristics of any such alternative, comparable or successor rate will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Term SOFR. The Borrower acknowledges and agrees, that no fiduciary, advisory or agency relationship between the Borrower and any of its affiliates and Bank is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether the Bank has advised or is advising the Borrower or any affiliate on other matters, (i) the loans and other services regarding the Notes provided by the Bank are arm’s-length commercial transactions between the Borrower and its affiliates, on the one hand, and the Bank, on the other hand, (ii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate, and (iii) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents.

(d)            Benchmark Replacement Setting. Notwithstanding anything to the contrary herein or in any other Loan Document, if the Bank has determined that a Benchmark Transition Event has occurred (which determination shall be made in good faith and shall be conclusive and binding upon the Borrower absent manifest error), then the Bank shall give written notice to Borrower at least ten (10) Business Days prior to the end of the applicable Interest Period. If such written notice is timely given, each Advance shall cease being a Term SOFR Loan as of the first day of the next succeeding Interest Period and shall convert to a Prime Rate Loan from and after such day.

(e)            Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time, (A) if the then-current Benchmark is a term rate (including Term SOFR) and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Bank in its reasonable discretion or (II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then Bank may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (I) is subsequently displayed on a screen or information service for a Benchmark or (II) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark, then Bank may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)            Methodology. Bank shall make any determination as to compensation and/or reimbursement pursuant to this Section 2.11 using methodology generally consistent with the market approach that Bank applies in making such determination in similar agreements with similarly situated borrowers; provided however, that Bank may elect to apply or not apply such rights and remedies to Bank’s similarly situated borrowers in Bank’s sole discretion.

Section 2.12.      Taxes

(a)            Payments Free of Taxes. Each Bank shall deliver to the Borrower, at the time or times reasonably requested by the Borrower, such properly completed and executed documentation reasonably requested by the Borrower as will permit such payments to be made without withholding, other than any Excluded Taxes. In addition, each Bank, if reasonably requested by the Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower as will enable the Borrower to determine whether or not such Bank is subject to backup withholding or information reporting requirements. Each Bank agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower in writing of its legal inability to do so.

(b)            Payment of Other Taxes by Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, any Other Taxes.

ARTICLE III.
Conditions Precedent

Section 3.01.      Required Documents. The Bank’s approval of the terms of this Agreement and the effectiveness of this Agreement are subject to the satisfaction (or written waiver in the sole discretion of Bank) of the following conditions (and, in the case of each document specified in this Section to be received by the Bank, such document shall be in form and substance satisfactory to the Bank):

(a)            The Bank shall have received:

(i)            A Security Agreement duly executed by the Parent Borrower.

(ii)           All financing statements, certificates of title and other writings, properly executed and endorsed, necessary to permit the Bank to obtain a perfected security interest constituting a first lien on all of the assets of the Parent Borrower, securing the payment and performance of the Obligations.

(iii)          A guaranty agreement in form and substance satisfactory to the Bank duly executed by the Guarantor (the “Guaranty”) guaranteeing the performance of certain obligations by the Borrower as set forth therein.

(iv)          A certificate of the manager or other officer of the Parent Borrower and the Guarantor (if Guarantor is not a natural person), each in form and substance satisfactory to the Bank, accompanied by a copy of the organizational documents of Parent Borrower and the Guarantor, certified by the manager of the Parent Borrower and the Guarantor as being a true, complete and correct copies thereof as well as copies of all documents evidencing any action or agreements, consents and approvals (if any) necessary in order to consummate the transactions contemplated by the Loan Documents. The Bank may conclusively rely on such certificates until it shall receive a further certificate of the manager or other officer of the Parent Borrower or Guarantor as appropriate, in form and substance acceptable to the Bank, canceling or amending the prior certificate.

(v)          Certificates of good standing of the Parent Borrower and Guarantor (if Guarantor is not a natural person) issued by the respective Secretaries of State of their jurisdictions of organization.

(vi)         The written opinion of outside counsel to Parent Borrower and Guarantor acceptable to Bank, to be in form and content satisfactory to the Bank.

(vii)        Current searches of appropriate filing offices showing that no state or federal tax liens, judgments, financing statements or other notifications or filings have been filed and remain in effect against the Parent Borrower and Guarantor other than those approved by the Bank and those for which the Bank has received an appropriate release, termination or satisfaction.

(viii)       A Power of Attorney executed by the Parent Borrower.

(ix)          (A) the documentation and other information requested by Bank in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, and (B) if Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification.

(x)            Such other documents, instruments and agreements as the Bank shall reasonably request in connection with the transaction contemplated hereby.

(b)            Parent Borrower shall have paid all fees, costs and expenses (including legal fees and expenses) incurred by the Bank in connection with this Agreement to the date hereof.

Section 3.02.      Advances.

(a)            The Parent Borrower may request that Advances be made hereunder, subject to the limitation of the Maximum Advance Amount and the Borrowing Base, to a Parent Borrower or REO Entity. Such Advances shall be available only until the Advance Termination Date and the Bank shall have no obligation to make any such additional Advance thereafter. The Bank may, but shall not be obligated to make any Advance (i) for less than Two Million and 00/100 Dollars ($2,000,00.00) and (ii) more than once in any calendar month. Each such Advance shall be made at the Bank’s sole discretion in accordance with its then current credit approval procedures and policies and on such terms and conditions as the Bank may determine.

(b)            From time to time in accordance with Section 3.02(a), the Parent Borrower may deliver to the Bank, a requested Advance and all supporting information regarding the proposed Advance as the Bank may reasonably request, including, but not limited to, (i) with respect to a Collateral Asset: a description of the proposed Collateral Asset, the identity of the Account Debtor with respect to such Collateral Asset, financial information with respect to any such Account Debtor, appraisals and other third party reports, a copy of the purchase, loan or other agreement relating to such Collateral Asset(s), as well as copies of all Collateral Asset Documents related to the acquisition or origination of such Collateral Asset(s), and copies of any title certificates, title searches, title insurance policies or title commitments available with respect the real property securing the Collateral Asset and (ii) with respect to any REO Property: description of the REO Property, appraisals and other third party reports, a copy of the purchase or other agreement relating to such REO Property, as well as copies of tenant leases, licenses, permits, title certificates, title searches, title insurance policies or title commitments. The Bank and the Borrower shall execute a preliminary Outline of Proposed Financing Terms & Conditions with respect to the proposed Advance outlining the initial terms upon which the Bank may be willing to make such requested Advance (the “Proposed Terms Letter”), the terms of which will be subject in all respects to satisfactory completion of the Bank’s due diligence review and approval process (the “Underwriting and Approval Process”). The Bank reserves the right in its sole discretion to amend any proposed terms of the Advance during such Underwriting and Approval Process.

(c)            The Bank shall use commercially reasonable efforts to advise the Borrower whether or not the requested Advance has been approved within thirty (30) days of execution of the Proposed Terms Letter, which timeline shall be contingent upon the Bank’s timely receipt of all required due diligence items described in Section 3.02(a) above. The final terms of the Advance shall be documented in the form of an Advance Approval Schedule (each an “Advance Approval Schedule”) in the form of Exhibit E attached hereto at the time of closing of each Advance in accordance with Section 3.03 below. If the subject Advance is approved by the Bank and the Borrower accepts the final terms of the Advance set forth on the Advance Approval Schedule, then upon execution of the Advance Approval Schedule and fulfillment of all other terms and conditions in Section 3.03 hereof related to the making of the Advance, the Bank shall disburse the amount of the approved Advance in such manner as the Bank and the Borrower may from time to time agree. The date of such disbursement shall be the “Funding Date” with respect to the Advance.

Section 3.03.      Other Conditions. The making of any Advance described in Section 3.02, in addition to the satisfaction of the conditions precedent set forth in Section 3.01, shall be subject to the satisfaction of the following further conditions precedent:

(a)            All Advance Documents shall be delivered to Bank;

(b)            With respect to any REO Property, all REO Property Qualification Documents shall be delivered to Bank in form and substance satisfactory to Bank;

(c)            A certificate of the manager or other officer of any REO Entity, as applicable, in form and substance satisfactory to the Bank, accompanied by a copy of the organizational documents of REO Entity, certified by the manager of the REO Entity as being a true, complete and correct copies thereof as well as copies of all documents evidencing any action or agreements, consents and approvals in for the form of Exhibit G attached hereto, necessary in order to consummate the transactions contemplated by the Advance Documents. The Bank may conclusively rely on such certificates until it shall receive a further certificate of the manager or other officer of the REO Entity as appropriate, in form and substance acceptable to the Bank, canceling or amending the prior certificate;

(d)            Certificates of good standing of the REO Entity issued by the respective Secretaries of State of their jurisdictions of organization (and where the REO Property is located, if applicable); and

(e)            The representations and warranties of the Borrower and the Guarantor set forth in this Agreement and in any other Loan Document shall be true and correct in all material respects on and as of the date of such Advance; subject to changes to such representations and warranties due to factual circumstances disclosed to Bank in writing, so long as such update did not and will not result in a default, Default or Event of Default, a material adverse change in the business, property or condition (financial or otherwise) of the Parent Borrower, REO Entity or the Guarantor and/or does not require the consent of Bank pursuant to the Loan Documents.

(f)            All conditions precedent to the origination or acquisition of any Collateral Assets to be financed by the Advance, including those contained in any purchase agreement, shall have been satisfied or waived in writing such that upon the disbursing of the Advance, the Borrower shall acquire such Collateral Asset, as applicable.

(g)            The Borrower shall have delivered to the Bank (or Custodian as directed by Bank) originals or copies of originals of Collateral Asset Documents and in the event such documents are not original copies (provided that each promissory note and endorsement must be an original, or an appropriate lost note affidavit and indemnity must be provided in lieu thereof), together with a certification by the Borrower that, such Collateral Asset Documents, if applicable, are true and correct copies thereof, remain in full force and effect, have not been modified in any way, and that there exists no event of default thereunder or other circumstances that would prohibit or otherwise restrict the consummation of the transactions contemplated thereby. If the Borrower is acquiring such Collateral Asset from a third party, Borrower shall have delivered to the Bank an acknowledgment from such third party that upon receipt of the purchase price therefor, such third party will deliver the originals of all Collateral Asset Documents related thereto directly to the Custodian. To the extent any such documents are delivered to Custodian, copies of the same shall immediately be delivered to Bank and evidence of the delivery of such documents to Custodian shall be provided to Bank;

(h)            At such times as Bank shall determine in its discretion prior to each Advance, to the extent available under applicable law, written confirmation from the applicable title insurance company indicating no change in the state of title, and such other evidence and assurances as Bank may reasonably require (which evidence may include, without limitation, an affidavit from Borrower stating that there have been no changes in title from the date of the last effective date of the applicable title policy) together with, if reasonably required by Bank, an endorsement to the title policy with respect to any particular REO Property to the extent Bank reasonably determines that such endorsement is necessary to ensure that the title policy provides an adequate amount of coverage for the corresponding Advance;

(i)             The Borrower shall have paid any fees or expenses due Bank or the reasonable fees of Bank’s legal counsel on or prior to the Funding Date.

(j)             The Bank shall have completed its due diligence, including collateral valuation, environmental and title diligence with regard to the applicable Collateral, to its satisfaction.

(k)            No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or that is related to or arises out of this Agreement or any agreement or instrument related to the Collateral or the consummation of the transactions contemplated hereby or thereby or that, in the Bank’s judgment, would materially impair the prompt payment and performance of any of the obligations contemplated by this Agreement or any of the other Loan Documents.

(l)             No Default or Event of Default shall have occurred and be continuing or would result from such Advance or from the application of proceeds thereof.

(m)           (A) the documentation and other information requested by Bank in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, and (B) if Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification;

(n)            Parent Borrower shall have paid all fees, costs and expenses (including legal fees and expenses) incurred by the Bank in connection with the applicable Advance, including, without limitation (i) a non-refundable administrative fee in the amount of $5,000 if the Collateral subject to the Advance is a Performing Loan or REO Property and (ii) a non-refundable administrative fee in the amount of $10,000 if the Collateral subject to the Advance is a Non-Performing Loan; and

(o)            The Borrower shall have delivered to the Bank such other documents, instruments and agreements as the Bank shall reasonably request in connection with the Advance, including, but not limited to, any evidence of insurance requested by the Bank under the terms of Section 5.04.

ARTICLE IV.
Representations and Warranties

Except as set forth in any Advance Approval Schedule, the Parent Borrower and each applicable REO Entity warrants and represents to Bank as to itself and its properties only for the express purpose of inducing Bank to enter into this Agreement, to make the Advances, and to otherwise complete all of the transactions contemplated hereby, that as of the date of this Agreement and upon the date of any Advance, as follows:

Section 4.01.      Existence and Power. Borrower is a limited liability company, duly organized, validly existing and in good standing under the laws of the state of its organization and duly licensed or qualified to transact business as a limited liability company in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary, and has all requisite power and authority to own its property and carry on its business. Borrower has all requisite power and authority to execute and deliver and to perform all of its obligations under the Loan Documents to which it is a party. As of the date hereof, the information included in the Beneficial Ownership Certification is true and correct in all respects.

Section 4.02.      Authorization. The execution, delivery and performance by Borrower of the Loan Documents has been duly authorized by all requisite action on its part and does not and shall not (a) require any consent or approval of any person or governmental authority, (b) violate any law, rule, regulation, order, writ, injunction or decree or the organizational documents of Parent Borrower, (c) result in a breach of or constitute a default under any contract, agreement or other writing to which Borrower is a party or by which it or any of its property may be bound or affected, or (d) result in, or require the creation or imposition of, any mortgage, security interest or other interest, encumbrance, claim or charge of any nature, except in favor of the Bank.

Section 4.03.      Legal Agreements. The Loan Documents constitute, or when executed, shall constitute, the legal, valid and binding obligations of Borrower and Guarantor; and all such agreements are enforceable against Borrower and Guarantor, as the case may be, in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization or other similar laws affecting the rights and remedies of creditors generally and the effect of general principles of equity.

Section 4.04.      Taxes. Borrower and Guarantor have filed all required U.S federal income and other material tax returns, have paid all due and payable taxes, assessments and other governmental charges levied or imposed upon it or upon any of its income or profits or upon any of its property.

Section 4.05.      Title to Collateral. Parent Borrower will have good and indefeasible title to all applicable Collateral Assets and each REO Entity will have good and indefeasible title to the applicable REO Property, free and clear of all liens other than the liens created hereby. Each Collateral Asset is held by Borrower as a whole loan or is a participation interest therein, as further set forth in the Advance Approval Schedule. The applicable REO Entity is the lawful owner of the applicable REO Property and of areas over, under or on which utility or passage easements are required to make use of the REO Property and parking, and is and will be the lawful owner of the REO Property, free and clear of all liens and encumbrances of any nature whatsoever.

Section 4.06.      No Adverse Change. Except as otherwise disclosed to Bank in writing, there has been no material adverse change in the business, property or condition (financial or otherwise) of the Borrower or the Guarantor since the date of the latest financial statement with respect to Borrower and Guarantor furnished to the Bank.

Section 4.07.      Litigation. Except as otherwise disclosed to Bank in writing, there is no pending or, to the Knowledge of Borrower, threatened notice, claim, litigation, proceeding or investigation (i) against or affecting Borrower or any of its property or (ii) against Guarantor or any of their property in excess of Seven Million Five Hundred Thousand and 00/100 Dollars ($7,500,000), whether or not covered by insurance.

Section 4.08.      Margin Stock. Borrower and Guarantor are not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Loan shall be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. Neither the making of the Loan, nor the use of the proceeds thereof shall violate or be inconsistent with the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

Section 4.09.      Ownership of Stock or Securities. Parent Borrower does not have any subsidiaries other than REO Entities and REO Entities do not have shares of stock or other equity interests in any entity.

Section 4.10.      Employee Benefit Plans. Each ERISA Plan as to which such Borrower, Guarantor or any ERISA Affiliate may have any liability complies in all material respects with all applicable requirements of law and regulations, and (i) no Reportable Event has occurred with respect to any ERISA Plan sponsored by such Person or any ERISA Affiliate which will have the effect of creating a liability of such Person or any ERISA Affiliate which will be material to such Person; (ii) neither such Person or any ERISA Affiliate of such Person has withdrawn from any ERISA Plan or initiated steps to do so, except in accordance with all applicable requirements of law and regulations and in a manner which will not create a liability of such Person or any ERISA Affiliate of such Person which will be material to such Person; (iii) no steps have been taken to terminate any ERISA Plan except in accordance with all applicable requirements of law and regulations and in a manner which will not create a liability of such Person or any ERISA Affiliate of such Person which will be material to such Person; and (iv) during the twelve (12) consecutive months prior to any date on which this representation may be made or re-made, no contribution failure has occurred with respect to any ERISA Plan which will be material to such Person. Such Person has no contingent liability which will be material to such Person with respect to any post-retirement benefit under any employee benefit plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

Section 4.11.      Other Indebtedness. Except as disclosed to Bank in writing, Borrower and Guarantor are not in default in the payment of principal or interest on any Indebtedness, and, are not in default and no event has occurred or is occurring under the provision of any instrument or agreement related to such Indebtedness which, with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

Section 4.12.      Insurance. Parent Borrower or REO Entity, as applicable, carries (or shall cause to be carried) all insurance required to be maintained pursuant to Section 5.04 below.

Section 4.13.      Investment Company Act. Neither Parent Borrower nor any REO Entity is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 4.14.      Special Purpose Entity. Borrower is and at all times since its formation has been, a Special Purpose Entity.

Section 4.15.      Sanctions; Anti-Corruption.

(a)            Borrower and Guarantor, any of their subsidiaries or, to the Knowledge of such Person, any director, manager, managing member, officer, employee, agent, or Affiliate of such Person or any of its subsidiaries is an individual or entity (“person”) that is, or is owned or Controlled by persons that are: (i) the subject of any sanctions administered or enforced by OFAC, the U.S. Department of State, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions.

(b)            Borrower and Guarantor, their subsidiaries and their respective directors, managers, managing members, officers and employees and, the agents of such Person and its subsidiaries, are in compliance with all applicable Sanctions and with the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) and any other applicable anti-corruption law, in all material respects. Such Person and its subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance with applicable Sanctions, the FCPA and any other applicable anti-corruption laws.

Section 4.16.      Collateral Asset Documents. To induce the Bank to make the Loan, Borrower hereby represents and warrants to the Bank:

(a)            the Borrower has complied and will comply with and will maintain the right and power to own and service the Collateral Asset Documents;

(b)            the Borrower is and will at all times be authorized to execute, deliver and perform all of its obligations under the Collateral Asset Documents;

(c)            the Collateral Asset Documents are valid and binding obligations of Account Debtor and any Collateral Asset Guarantor;

(d)            No provision of the Collateral Asset Documents violates any applicable law, any covenants or restrictions affecting the Collateral Asset, any order of any court or Governmental Authority or any contract or agreement binding on the Borrower, the Guarantor, Account Debtor, Collateral Asset Guarantor or any Collateral Asset;

(e)            the Mortgaged Property complies in all material respects with all laws;

(f)            Parent Borrower has not and will not directly or indirectly convey, assign or otherwise disposed of or transfer (or agreed to do so) any rights with respect to the Collateral Asset Documents;

(g)            the financial statements of the Account Debtor, Collateral Asset Guarantor and with respect to the Mortgaged Property, if any, delivered to the Bank are true, correct, and complete in all material respects, and there has been no material change of the Borrower’s or the Guarantor’s and, to the Borrower’s Knowledge, the Account Debtor’s, Collateral Asset Guarantor’s or the Property’s financial condition from the financial condition of such party indicated in such Financial Statements;

(h)            the Borrower has made and will make no contract or arrangement of any kind the performance of which by the other party thereto would give rise to a lien on the Collateral Asset Documents;

(i)             the current and anticipated use of each Mortgaged Property complies with all applicable zoning ordinances, regulations and restrictive covenants affecting the Mortgaged Property without the existence of any variance, non-complying use, nonconforming use or other special exception, all use restrictions of any Governmental Authority having jurisdiction have been satisfied, and no violation of any law exists with respect thereto; and

(j)             the Collateral Asset Documents including without limitation, all amendments, modifications, supplements and replacements thereof executed and delivered by the Account Debtor, the Collateral Asset Guarantor and any other Person are identical to the copies thereof delivered to the Bank.

Section 4.17.      Information. To the Knowledge of Borrower, no information furnished or to be furnished by or on behalf of the Borrower for the purposes of or in connection with this Agreement or any transaction contemplated hereby contains or shall contain any untrue statement of a material fact or omits or shall omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not materially misleading; provided, that, to the extent of any such information with respect to any Collateral Asset or REO Property is furnished to Borrower by an unaffiliated third party with respect to such Collateral Asset or REO Property and Borrower had no Knowledge that such information contained untrue statements of a material fact or omitted to state a material fact necessary to make such statements not misleading, Borrower shall within ten (10) Business Days after written notice from Bank of such breach, repay in full the Release Amount with respect to the applicable Collateral Asset or REO Property, as applicable, in accordance with this Agreement (without payment of any Minimum Return being due, if applicable). The Borrower has (and has caused Guarantor to) disclosed to the Bank in writing all existing information of which the Borrower has Knowledge which does, or would reasonably be expected to, have a material adverse effect on the business or financial condition of the Borrower or the Guarantor.

Section 4.18.      Patriot Act.  Each of Borrower and Guarantor is in compliance, with the (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other applicable enabling legislation or executive order relating thereto, and (ii) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) and all other Anti-Terrorism Laws. No part of the proceeds of any Advance will be used, directly or indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving, of money or anything else of value, to any Person in violation of any Anti-Terrorism Laws or (ii) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

Section 4.19.      Compliance With Legal Requirements. The Borrower and the REO Property each comply with, and shall continue to comply with, all legal requirements and any and all covenants, conditions, restrictions or other matters which materially affect the Obligations or the REO Property.

Section 4.20.      Property Management Agreement. The applicable REO Entity has delivered to Bank any property management agreement in existence with respect to the operation and/or management of the REO Property. Such copy is a true, correct and complete copy, and such agreement has not been amended or modified and remains in full force and effect. Neither party to any property management agreement is in default thereunder, nor, to such REO Entity’s Knowledge, does the any property manager have any defense, offset right or other right to withhold its performance under or terminate such agreement.

Section 4.21.      Leasing Agreement. The applicable REO Entity has delivered to Bank any leasing agreement in existence with respect to the leasing of the REO Property. Such copy is a true, correct and complete copy, and such agreement has not been amended or modified and remains in full force and effect. Neither party to any leasing agreement is in default thereunder, nor, to such REO Entity’s Knowledge, does the any leasing agent have any defense, offset right or other right to withhold its performance under or terminate such agreement.

Section 4.22.      Leases. As of on the applicable date of the initial Advance, true and complete copies of all commercial Leases of the related REO Property which are now in effect (and all guaranties thereof) have been delivered to Bank. Such Leases have not been further amended or changed in any respect and are in full force and effect, enforceable in accordance with the terms thereof. The applicable REO Entity has not granted a lien on any of the Leases or revenue deriving therefrom except in favor of Bank pursuant to the Loan Documents. No tenant under any Lease has an option or right to purchase all or any portion of the REO Property. Except as otherwise disclosed to Lender in writing, to Borrower’s Knowledge, there are no defaults existing under any commercial Lease and not tenant under any such Lease has any defense, offset right or other right to withhold performance under or terminate such Lease.

Section 4.23.      Required Licenses and Permits. All Licenses and Permits which are reasonably required in order to operate the REO Property in the usual course of business have been duly and properly obtained, and will remain in full force and effect, and have been, and shall be complied with, in all material respects.

Section 4.24.      Curb Cuts and Utility Connections. Except as set forth in the related Advance Approval Schedule, all required curb cuts, utility connections and Licenses and Permits therefor have been duly obtained and are in full force and effect and all utility services as reasonably required for water, gas, electric, telephone, sewer and storm drainage and sanitary waste disposal are and shall be available as a matter of right and to an extent adequate to serve the REO Property for their intended uses.

Section 4.25.      Condemnation/Casualty. Except as disclosed in writing, there are no condemnation proceedings or the like pending or, to the Borrower’s Knowledge, threatened in writing against the Property or any portion thereof nor has there occurred any casualty at the Property.

Section 4.26.      Special Assessments. Except as disclosed in writing, there are no pending, or to the Borrower’s best Knowledge, proposed special or other assessments for public improvements or otherwise affecting the Property.

Section 4.27.      Flood Zone. No portion of the Property is located in any special flood and wetlands hazard area designated as such by any Governmental Authorities.

The representations and warranties set forth in this Article IV shall survive until each Advance has been paid and performed in full.

ARTICLE V.
Covenants

So long as any Obligations remain outstanding, the Borrower and the Guarantor shall comply with the following requirements unless such requirement is waived or modified by the Bank in writing, in each case in its sole discretion:

Section 5.01.      Financial Statements and Other Information. The Borrower shall deliver or cause to be delivered to the Bank in form and substance acceptable to the Bank:

(a)            At least five (5) Business Days prior to each Distribution Date, a Monthly Reporting Certificate;

(b)            At least five (5) Business Days prior to each Distribution Date, as long as any Note is outstanding, Borrower shall deliver to the Bank a certificate in the form of Exhibit C (“Borrowing Base Certificate”), dated as of such date and properly completed and executed by a duly authorized representative the Borrower. To the extent any Borrowing Base Certificate demonstrates, or the Bank otherwise determines, that a Borrowing Base for any Collateral Asset is not being maintained and the outstanding principal balance of any such Advance is greater than the applicable Borrowing Base, Borrower shall balance the Borrowing Base within five (5) Business Days’ after notice from the Bank of the same and failure to comply shall be an automatic Event of Default.

(c)            As soon as available, and in any event within one hundred twenty (120) days after the end of each fiscal year of the each Borrower, (i) [reserved]; (ii) a written certification executed by the manager of the Borrower as to whether or not such person has Knowledge of the occurrence of any Event of Default, or of any Default not theretofore reported and remedied; (iii) evidence of Borrower’s compliance with its requirement to obtain and maintain a directors and officers liability insurance (side A, B and C coverage), cyber, and errors and omissions, and commercial general liability insurance policies in accordance with Section 5.04 of this Agreement; and (iv) evidence that all payments required to be made pursuant to Borrower’s engagement of the Independent Director, if applicable, have been made in full as of such date.

(d)            As soon as available and in any event within one hundred twenty (120) days after the end of the calendar year, (i) the audited annual financial statements of the Guarantor in form and substance satisfactory to the Bank, prepared by an accountant approved by Bank, in the highest quality as is prepared for Guarantor, prepared generally in accordance with GAAP consistently applied; and (ii) a written certification executed by the manager of the Guarantor, as applicable, as to whether or not such person has Knowledge of the occurrence of any Event of Default, or of any Default not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto.

(e)            Within thirty (30) days of the filing thereof, a copy of the Parent Borrower’s, the Guarantor’s, and REO Entity’s Federal Income Tax Return for the preceding year, if such entity has separate tax filings.

(f)            Within ten (10) Business Days of receipt thereof, copies of all financial reports received by Borrower from any Account Debtor or Collateral Asset Guarantor, as well as any information relating to any material change in the status of any Collateral Asset including the prospect of payment thereof or the collateral securing payment thereof, including, but not limited to, any material correspondences and default notices from or to any Account Debtor or any Collateral Asset Guarantor or any third party (e.g. taxing authorities) that relates to the Collateral Assets.

(g)            As promptly as practicable (but in any event not later than five (5) Business Days) after Borrower obtains Knowledge thereof, written notice of all orders, notices, claims, litigation, proceedings and investigations against or affecting the Borrower.

(h)            Promptly following any request therefor, (i) such other information respecting the financial condition, business and property of the Borrower and Guarantor, Account Debtor, Collateral Asset Guarantor and the Collateral as the Bank may from time to time reasonably request, (ii) information and documentation reasonably requested by Bank for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act or other applicable anti-money laundering laws, and (iii) any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in such certification, written notice thereof.

(i)             Within thirty (30) days following the end of each calendar month, with respect to any REO Property, certified rent rolls, aged receivables, operating statements, aged payables, leases, budgets, forecasts, reserves, cash flow projections, schedule of completed capital expenditures, and physical condition of the REO Property.

(j)             Promptly following any determination by Borrower or Bank, if applicable, that it is necessary to consummate foreclosure proceedings against any real property securing any Collateral Asset, Borrower shall provide Bank with (i) written notice of the same at least ten (10) days prior to commencing such proceedings and at least ten (10) days prior to moving for a final Foreclosure Action, (ii) copies of any and all filings, motions, documents and agreements in connection with any Foreclosure Action within two (2) days of Borrower’s receipt or filing of the same (including, but not limited to any application for final judgment), (iii) a monthly Foreclosure Action summary report in the form provided by Bank no later than the tenth (10th) day of each month, and (iv) copies of any other material correspondence related to any Foreclosure Action within two (2) days of Borrower’s receipt or filing of the same. Notwithstanding the foregoing, Bank shall have the right to review and approve the initial complaint in connection with any Foreclosure Action.

Section 5.02.      Books and Records. The Borrower shall keep accurate books and records, in which true and complete entries will be made generally in accordance with GAAP consistently applied. Upon written request of the Bank, the Borrower during normal business hours, at Borrower’s sole cost and expense, shall give any representatives of the Bank charged with responsibility for administering or assisting in the administration of the Loan (including investment bankers, consultants, accountants, lawyers, custodians or servicers) access to and permit such representative to examine and copy all books, records and other writings in its possession, to inspect its property, conduct an annual field exam, and to discuss the finances, accounts, property and business with any of the members, directors or officers of the Borrower.

Section 5.03.      Taxes and Other Claims. The Borrower and the Guarantor shall file when due (subject to any available extensions, when applicable) all U.S. federal income and other material tax returns, shall pay when due all material obligations including without limitation all taxes, assessments and other governmental charges levied or imposed upon it or its income or profits or upon any of its property.

Section 5.04.      Insurance. With respect to Mortgaged Property, Parent Borrower (with respect to Collateral Assets) and each REO Entity (with respect to REO Property) shall obtain and maintain and/or cause any Account Debtor to obtain and maintain insurance with insurers that are reasonably acceptable to the Bank, in such amounts and with such coverages (including, without limitation, commercial general liability insurance, fire, hazard and extended coverage property insurance on all of its assets, necessary workers’ compensation insurance and all other coverages as are consistent with industry practice) as are reasonably acceptable to the Bank, including, (a) physical damage and liability coverage on all REO Property, and (b) with respect to any Collateral Asset to which insurance is not maintained by the applicable Account Debtor under the terms of the Collateral Asset Documents, “force place” coverage on any Collateral Asset within one (1) month of discovery. In addition, Parent Borrower and each REO Entity shall at all times maintain, or cause to be maintained (i) directors and officers liability insurance (side A, B, and C coverage), cyber, fidelity insurance, and errors and omissions insurance and commercial general liability (with respect to Parent Borrower only) and (ii) with respect to any REO Property, the insurance coverages set forth in Exhibit L attached hereto. All improvements and other structures located on any Mortgaged Property (and all personal property contents owned by the applicable Account Debtor and located on any such Mortgaged Property), and all improvements and other structures located on any real property encumbered by a mortgage that is included as a Collateral Asset (and all personal property contents owned by the applicable mortgagor and located on such encumbered real property), all or a portion of which is located in a special flood hazard area, shall be covered by flood insurance meeting, at a minimum, all legal requirements applicable to regulated financial institutions. Parent Borrower and each REO Entity shall from time to time upon request by the Bank furnish the Bank with certificates evidencing such insurance in form and substance satisfactory to the Bank. Except for directors and officers liability insurance, all insurance policies of the Borrower shall include the Bank as loss payee or additional insured, as appropriate, and shall contain a provision whereby they cannot be cancelled except after thirty (30) days’ written notice to the Bank. All insurance premiums shall be paid annually when due and Bank shall be provided with evidence of such payment. Borrower shall promptly deliver a certificate of insurance evidencing that Borrower has renewed or substituted the applicable insurance required hereunder to Bank, with all premiums fully paid and current, prior to the termination of the policy it renews or replaces. In the event Parent Borrower or any REO Entity and/or any Account Debtor fails to pay any premium on any such insurance, the Bank may do so after having given the Borrower ten (10) days’ written notice of its intent to do so, and the Borrower shall reimburse the Bank for any such payment on demand. Parent Borrower and each REO Entity hereby assign to the Bank all proceeds of such insurance, and directs the insurers to pay the Bank all such amounts. Parent Borrower and each REO Entity hereby grant the Bank a limited power of attorney to endorse any check or other remittance payable to the Borrower, to collect the proceeds of such insurance, and any amount so collected may be applied by the Bank to the Notes, or other obligations due the Bank by the Borrower as the Bank, in its discretion, deems appropriate. Parent Borrower and each REO Entity shall provide Bank with (i) a copy of any notice of cancellation received by Borrower from the insurer for any of the foregoing policies (for non-payment or any other reason) or of the non-renewal thereof and (ii) not less than thirty (30) days’ prior written notice of any material change in coverage or coverage limits of any of the foregoing policies.

Section 5.05.      Organizational Structure. The Borrower shall at all times be a Special Purpose Entity and maintain its existence. The Borrower and Guarantor shall not consolidate with or merge into any other Person, permit any other Person to merge into it, acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all of the assets of any other Person, divide into two or more Persons (whether or not the original Person survives such division), or create, or reorganize into, one or more series.

Section 5.06.      Sale and Leaseback. The Borrower shall not enter into any arrangement, directly or indirectly, with any other Person whereby such entity shall sell or transfer any real or personal property and then or thereafter rent or lease as lessee such property or any part thereof or any other property which such entity intends to use for substantially the same purpose as the property being sold or transferred.

Section 5.07.      Compliance with Laws. The Borrower and the Guarantor shall comply in all material respects with the requirements of applicable laws and regulations.

Section 5.08.      Liens. The Borrower shall not create, incur or permit to exist in favor of any person other than the Bank, any mortgage, deed of trust, security interest, encumbrance or other lien on any of the Collateral or REO Property, other than Permitted Liens.

Section 5.09.      Disposition of Collateral; Modification of Collateral.

(a)            Parent Borrower shall not convey, sell, transfer, assign, or otherwise dispose of any Collateral Asset and each REO Entity shall not convey, sell, transfer, assign, or otherwise dispose of any REO Property without simultaneous payment to Bank of the Release Amount. In addition, and for the avoidance of doubt, Parent Borrower shall not, without the Bank’s prior written consent, make any Significant Collateral Asset Modification.

(b)            So long as there shall not have occurred and be continuing an Event of Default, the Borrower will be authorized to address and service all Collateral Assets and Account Debtor requests and loan administration matters and negotiate implementation, interpretation and modification requests, amendments, waivers (and the like) of a ministerial nature, with the same standard of care it exercises in connection with a loan for its own account; subject however to the restrictions set forth in Section 5.09(a) above. In addition to the foregoing and notwithstanding the restriction set forth in Section 5.09(a) above, such restriction shall not impede Borrower’s ability to commence and continue (but not complete) Foreclosure Actions and/or other proceedings for the preservation of the Collateral, commence or prosecute any litigation against any Account Debtor or Collateral Asset Guarantor, or otherwise administer the Collateral Asset in connection with such actions, so long as such actions (i) are taken in the ordinary course of Borrower’s business, (ii) are consistent with those mortgage servicing practices (including collection procedures) of customary and prudent institutions that service mortgage loan assets of the same type as the Collateral Asset in the jurisdiction where the applicable Mortgaged Property is located, (iii) are otherwise in compliance with the Loan Documents, (iv) no Event of Default has occurred and (v) any completion of a Foreclosure Action is subject to Section 5.12 and the terms of this Agreement. After the occurrence of an Event of Default, the Borrower is not authorized to address, approve, service or administer the Collateral Asset or the Account Debtor’s requests, and continue with any Foreclosure Actions without the prior written consent of the Bank, and the Bank may, without exercising any other right, remedy, assignment or the like, terminate the Borrower’s right to service the Collateral Asset without further notice and take over Loan servicing and make all decisions with respect to the Collateral Asset.

(c)            Further, Borrower hereby agrees, at the written request of Bank, to diligently pursue its rights and remedies, in law or in equity or otherwise, under any guaranties given by Collateral Asset Guarantor (a “Guaranty Claim”) and Borrower shall promptly pay any sum that is awarded to Borrower in any action brought by Borrower with respect to a Guaranty Claim, and any amount paid in settlement of such claim, to Bank as additional collateral for the applicable Advance, which may be used by Bank to repay the indebtedness herein.

Section 5.10.      Hazardous Substances. The Borrower and the Guarantor shall not cause or permit any one or more of the following substances to be disposed of in any manner which might result in any liability to such entity on, under, or at REO Property or Mortgaged Property:

(a)            those substances included within the definitions of “hazardous substances,” “hazardous materials” or “toxic substances”, in CERCLA, RCRA, Toxic Substances Control Act, Federal Insecticide, Fungicide and Rodenticide Act and the Hazardous Materials Transportation Act (49 U.S.C. §§1801, et seq.);

(b)            such other substances, materials and wastes which at the time in question are regulated as hazardous or toxic under applicable local, state or federal law, or which are classified as hazardous or toxic under federal, state, or local laws or regulations; and

(c)            any material, waste or substance which is asbestos, mold or mold causing substances, flammable materials, explosives, radioactive or nuclear substances, polychlorinated biphenyls, other carcinogens, oil and other petroleum products, radon gas, urea formaldehyde, chemicals, gases, solvents, pollutants or contaminants, designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, 33 U.S.C. §§1251, et seq. (33 U.S.C. §1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. §1317).

Section 5.11.      Environmental Indemnity. In consideration of the financial accommodations provided or to be provided by the Bank, the Borrower agrees to indemnify and hold harmless the Bank and all participants of the Bank, and each of the Bank’s former, present and future officers, directors, employees, agents, shareholders, and attorneys, and all of their respective successors and assigns (collectively, the “Indemnitees”), from any and all losses, liabilities (including without limitation strict liability), suits, obligations, fines, damages, judgments, penalties, actions, causes of action, charges, costs and expenses, including but not limited to reasonable attorneys’ fees and consultants’ fees, whether based on tort, contract, implied or express warranty, statute, regulation, common law or otherwise, arising out of or related to the presence on, remediation of or release from any Mortgaged Property, including without limitation any building, structure or equipment thereon, of any toxic or hazardous waste, constituent or substance, or in connection with the violation by the Borrower of any Environmental Laws; provided, however, that nothing herein shall obligate the Borrower to indemnify and hold any of the Indemnitees harmless from any such losses, liabilities, suits, obligations, fines, damages, judgments, penalties, actions, causes of actions, charges, costs or expenses incurred by Indemnitees which are caused by Indemnitee’s willful misconduct as finally determined by a court of competent jurisdiction after the expiration of all applicable appeal periods.

Section 5.12.      Foreclosure and Sale of Collateral Secured by Real Property.

(a)            The Borrower shall provide notice of any Foreclosure Actions in accordance with Section 5.01. Upon determination by the Borrower (or the Bank if there is an Event of Default) to accelerate any Collateral Asset Documents and/or pursue any Foreclosure Action or other enforcement of rights under the Collateral Asset Documents, the Borrower shall take action as the holder of the Collateral Asset Documents in its own name (or if permitted by applicable law in the name of an REO Entity), or if there is an Event of Default which is then existing, at the Bank’s option, in the name of the Bank or its nominee.

(b)            Notwithstanding anything herein or in any of the Loan Documents to the contrary, Borrower may not complete a Foreclosure Action, and cause a Conversion to occur, unless and until the Conversion Conditions have been satisfied to Bank’s satisfaction. Borrower hereby agrees to execute, procure and deliver the Future Loan Documents and any and all such documents and instruments as Bank may reasonably require to evidence such first lien and security interest, including without limitation, a loan policy of title insurance insuring the validity and priority of such lien on the REO Property, if applicable. The Future Loan Documents will secure the Release Amount. All Future Loan Documents shall be held in escrow and may be recorded, as applicable, by Bank against the REO Property in Bank’s sole discretion following the Conversion of the Mortgaged Property to REO Property.

(c)            To the extent any deed or similar vesting instrument in connection with any Foreclosure Action is delivered to Borrower or REO Entity (or its counsel, as applicable), such party shall, within two (2) Business Day of receipt of the same, deliver the same to Bank, Bank’s counsel, or a title company approved by Bank pursuant to a satisfactory escrow letter. Bank shall thereafter record (or direct its counsel or the title company, as applicable, to record) such vesting instrument and shall be permitted to record any or all of the Future Loan Documents, as applicable, as determined by Bank. Bank shall be permitted to use any such funds in the Recording Reserve in connection with the recording of such instruments. To the extent after recordation, (i) any funds remain in the Recording Reserve, the same shall promptly be returned to Borrower or (ii) if the funds in the Recording Reserve are insufficient for such fees, taxes and similar charges, Borrower shall promptly reimburse Bank for any amounts expended.

(d)            In connection with a Foreclosure Action in which there are no third-party bidders, Borrower shall place a credit bid and/or announce an upset price in an amount it shall determine in its commercially reasonable business discretion. Notwithstanding anything to the contrary in the Loan Documents, unless otherwise consented to by Bank (which consent shall be granted or withheld in the sole discretion of Bank), if there are any third-party bidders at such foreclosure sale, Borrower shall place a credit bid in excess of the highest third-party bid, but in no event shall Borrower be required to place a credit bid in excess of (i) for any Performing Loan, the unpaid principal balance of the Collateral Asset at the time of the foreclosure sale, provided it is not less than the Release Amount or (ii) for any Non-Performing Loan, the Borrower’s Basis at the time of the foreclosure sale, provided it is not less than the Release Amount. In the event the Borrower is not the successful bidder at the Foreclosure Action, then the Release Amount shall be paid to the Bank on the date of the conveyance of title of the Mortgaged Property to the successful bidder. Failure to pay any applicable Release Amount due to Bank in accordance with this Section within five (5) Business Days after written demand therefor shall be an immediate Event of Default. For the avoidance of doubt, any agreement of Borrower to accept a discounted payoff of any Collateral Asset shall be subject in all cases to the Bank’s prior review and approval.

(e)            For the avoidance of doubt, all out-of-pocket costs and expenses incurred by Bank in connection with the Borrower’s exercise of any Foreclosure Action shall be paid by Borrower.

Section 5.13.      Transactions with Affiliates. The Borrower shall not directly or indirectly, enter into any transaction, whether or not in the ordinary course of business, with any Affiliate other than on terms and conditions at least as favorable to such entity, as those that would be obtained through an arm’s length negotiation with an unaffiliated third party.

Section 5.14.      Indebtedness. The Borrower shall not create, incur, assume, or be liable for any indebtedness other than the Loan, excluding, in the case of REO Entities, (a) any indebtedness relating to liens existing when such REO Entity acquired title to the applicable REO Property in connection with a Conversion, (b) obligations under leases and other contracts relating to the REO Property, and (c) unsecured trade payables incurred in the ordinary course of business for the REO Property. The Borrower will not consent to any Account Debtor incurring any indebtedness that is prohibited under the Collateral Asset Documents, without first obtaining the Bank’s prior written consent.

Section 5.15.      Transfers. The Borrower shall not enter into any Transfers of direct or indirect ownership interests in Borrower. Notwithstanding the foregoing, any such Transfer shall be permitted, provided that the following conditions are satisfied: (i) after giving effect to any such Transfer, no Change of Control shall have occurred; (ii) to the extent that any such Transfer results in a Person acquiring a direct or indirect interest of twenty-five percent (25%) or more of Borrower, Borrower shall provide written notice of any such transfer to Bank at least ten (10) Business Days prior to such transfer and Borrower shall deliver to Bank searches and documentation regarding such Persons reasonably requested by Bank in writing in order to satisfy Bank’s applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, which search results and documentation shall be reasonably acceptable to Bank; and (iii) with respect to direct Transfers of the ownership interest in Borrower, no default or Event of Default is occurring or would otherwise occur as a result of such Transfer. If such search results and/or documentation are not acceptable to Bank, in its reasonable discretion, such Transfer shall not be permitted even if such Transfer does not result in a Change of Control and is otherwise permitted pursuant to this Agreement. Borrower shall be responsible for the costs of any such required searches and the delivery of any such requested documentation.

Section 5.16.      New Places of Business or State of Organization. The Borrower shall not transfer its principal place of business or chief executive office or state of organization, except upon at least sixty (60) days’ prior written notice to the Bank and after the delivery to the Bank of financing statements, if required by Bank, in form satisfactory to the Bank to perfect or continue the perfection of the Bank’s liens and security interests under the Loan Documents.

Section 5.17.      Further Assurances. At the Bank’s request, Borrower will promptly execute and deliver or cause to be executed and delivered to the Bank any and all documents, instruments and agreements deemed necessary by the Bank to perfect or to continue the perfection of the Bank’s liens, to facilitate collection of the Collateral or otherwise to give effect to or carry out the terms or intent of this Agreement or any of the other Loan Documents.

Section 5.18.      Ancillary Agreements; Indemnification. The Borrower will pay, perform and observe each of its obligations under any other agreement to which it is a party in accordance with the terms thereof. To the extent that Borrower does not enter into a tri-party Custodial Agreement within fifteen (15) Business Days after the date of this Agreement, the Borrower acknowledges that the Bank has or will enter into a bi-party Custodial Agreement with the Custodian, pursuant to which the documents related to the Collateral Assets will be held. In consideration of the financial accommodations provided or to be provided by the Bank, the Borrower hereby agrees to indemnify and hold the Bank and its directors, officers, agents, and employees harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorney’s fees, that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of the bi-party Custodial Agreement to the extent related to the Collateral Assets or the documents related thereto or any loss or destruction of the documents related to any Collateral Asset sent to the Custodian unless such liabilities, obligations, losses, damages, penalties, actions, judgment, suit, costs, expenses or disbursements were caused by the gross negligence or willful misconduct of the Bank.

Section 5.19.      Deposit all Funds in Applicable Account. Borrower shall (and shall cause Servicer and its agents to) deposit, or cause to be deposited, in the Collection Account, all Net Cash Flow in accordance with Section 2.06 of this Agreement. Any and all accounts and/or reserves shall be maintained with Bank in accordance with Section 2.10.

Section 5.20.      Guaranties. The Borrower shall not guarantee, endorse, assume or otherwise become directly or contingently liable in connection with any obligation of any other person except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business or except as expressly contemplated hereby.

Section 5.21.      Investments. The Borrower shall not purchase or beneficially own any shares of stock or equity interests, or make any investment in, any other Person other than an REO Entity.

Section 5.22.      Notice of Certain Occurrences. The Borrower or Guarantor, as applicable, shall within five (5) Business Days after Knowledge of the occurrence of any of the following events notify the Bank in writing thereof, specifying in each case the action the Borrower has taken or will take with respect thereto: (a) the occurrence of any default or any circumstances with the giving of notice, lapse of time or both would result in an Event of Default by Borrower or Guarantor under the Loan Documents; (b) any material violation of any law or governmental requirement known to the Borrower with respect to the Borrower, the Guarantor, any Account Debtor, the Collateral Asset Guarantor, any of the Collateral Asset Documents or the Property; (c) any litigation, arbitration or governmental investigation or proceeding instituted or threatened in writing against the Borrower, the Guarantor, or against the Account Debtor, the Collateral Asset Guarantor or the Property; (d) any actual or threatened in writing condemnation of any portion of the Property, any written negotiations with respect to any such taking, or any loss of or substantial damage to the Property; (e) any notice received by the Borrower with respect to the cancellation, alteration or non-renewal of any insurance coverage maintained with respect to the Property; (f) any lien filed against the Property; (g) any required permit, license, certificate or approval with respect to the Property lapses or ceases to be in full force and effect; (h) copies of any notices (including, without limitation, default notices) received by the Borrower pursuant to the Collateral Asset Documents; (i) the occurrence of any default or any circumstances with the giving of notice, lapse of time or both would result in a default by Borrower, Account Debtor or Collateral Asset Guarantor under any of the Collateral Asset Documents; (j) any material adverse change in the financial condition of the Account Debtor, the Collateral Asset Guarantor, the Mortgaged Property, the Property or the payment and performance of any party under the Collateral Asset Documents and (k) concurrently with the giving thereof and within five (5) Business Days after receipt thereof, copies of all notices, other than routine correspondences, given or received with respect to any Leases or the REO Property.

Section 5.23.      Use of Real Property. Parent Borrower and each REO Entity shall not, nor shall Parent Borrower knowingly allow any Account Debtor to, use or lease any Mortgaged Property or any REO Property (i) in connection with any marijuana-related activity (including leasing such real property to any marijuana-related business), whether or not such activity is legal under applicable local or state law; and/or (ii) for any purpose that is not legal under any applicable federal or state laws. Borrower shall, within ten (10) Business Days after written notice from Bank of any breach under this Section, to the extent such breach was not caused by the voluntary action or inaction of the Borrower, repay in full the Release Amount with respect to the applicable Collateral Asset or REO Property, as applicable, in accordance with this Agreement (without payment of any Minimum Return being due, if applicable).

Section 5.24.      Sanctions; Anti-Corruption Use of Proceeds. The Borrower will not, directly or indirectly, use the proceeds of the Loan, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA or any other applicable anti-corruption law, or (ii) (A) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (B) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loan in any capacity).

Section 5.25.      Compliance with PATRIOT Act. Neither Borrower, the Guarantor, nor any member, manager or Affiliate of Borrower or the Guarantor at any time shall be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the OFAC list) that prohibits or limits the Bank from making any advance or extension of credit to it or from otherwise conducting business with it, or fail to provide documentary and other evidence of its identity as may be requested by the Bank at any time to enable the Bank to verify its identity, or to comply with any applicable law or regulation, including, without limitation, the PATRIOT Act and other applicable anti-money laundering laws.

Section 5.26.      Bankruptcy of Account Debtor. If during the term of the Loan, any Account Debtor shall become insolvent within the meaning of that term under the United States Bankruptcy Code, make in writing an assignment for the benefit of creditors, apply for or consent to the application or suffer the appointment of any receiver, trustee or similar officer, file, or initiate or have initiated against it any act, process or proceeding under any insolvency, bankruptcy, dissolution, liquidation or similar law (collectively referred to as the “Account Debtor Bankruptcy”), Borrower agrees to consult with Bank regarding any decisions to be made by Borrower, as a creditor, in connection with such Account Debtor Bankruptcy.

Section 5.27.      Participations. Borrower shall not issue any participation interests in any Collateral Assets, without the prior written consent of Bank, which may be withheld in Bank’s sole discretion (a “Permitted Participation”). To the extent Borrower enters issues a Permitted Participation, (i) Borrower shall not amend, modify, supplement, cancel or otherwise terminate any participation agreement evidencing such Permitted Participation without the prior written consent of Bank and (ii) promptly after delivery or receipt thereof, Borrower shall deliver any and all notices received and/or delivered under the documents evidencing a Permitted Participation to Bank.

Section 5.28.      Servicing.

(a) Parent Borrower shall administer and service (or cause to be administered and serviced by the Servicer) the Collateral Assets in accordance with the terms of this Agreement, the Collateral Asset Documents, Accepted Servicing Practices and applicable law. Parent Borrower shall obtain the written consent of Bank prior to appointing any servicer or sub-servicer of the Collateral Assets and entering into any servicing or sub-servicing agreement with respect to the Collateral Assets.

(b)            Borrower agrees that Bank is the collateral assignee of all servicing records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of the Collateral Assets (the “Servicing Records”), and Borrower grants Bank a security interest in all of Borrower’s rights relating to all Servicing Records to secure the obligations of Borrower or its designee to service in conformity with this Section and any other obligation of Borrower to Bank. Borrower covenants to safeguard such Servicing Records and, during the existence of an Event of Default, to deliver them promptly to Bank or its designee at Bank’s request.

(c)            Borrower shall not employ sub-servicers to service the Collateral Asset without the prior written approval of Bank, not to be unreasonably withheld.

(d)            Upon the occurrence of an Event of Default hereunder, Bank shall have the right to immediately terminate, and/or to require Borrower to immediately terminate, Servicer and/or any sub-servicer’s right to service the Collateral Asset and Bank shall not be responsible for payment of any penalty or termination fee, and shall have the right to appoint a successor agent acceptable to Bank in accordance with the Collateral Asset Documents. Borrower shall cooperate in transferring the servicing of the Collateral Asset to a successor agent appointed by Bank in its sole discretion.

(e)            Borrower shall be responsible for paying all costs, fees and expenses payable to the Servicer and any sub-servicer for services performed.

Section 5.29.      Reports; Testing. Parent Borrower (with respect to Mortgaged Property) and each REO Entity (with respect to REO Property) shall promptly deliver to the Bank copies of all reports, appraisals, studies, inspections and tests made with respect to the Mortgaged Property and/or REO Property as required by the Borrower or otherwise made available or given to the Borrower, including without limitation, a structural/property condition report and an environmental report for the Mortgaged Property and/or REO Property. Parent Borrower and each REO Entity shall immediately notify the Bank of any report, study, inspection or test that indicates any material adverse condition relating to the Mortgaged Property and/or REO Property.

Section 5.30.      Restrictions of Easements, Covenants and Liens. Except as otherwise permitted pursuant to the Collateral Asset Documents for any Mortgaged Property, the Borrower will not create and will not consent to Account Debtor creating any easement, right of way, lien, restriction, covenant, condition, transfer, license or other right in favor of any Person which affects or might affect title to the Property or the use and occupancy of such property or any part thereof without obtaining the prior approval of the Bank.

Section 5.31.      Material Contracts. Except for contracts otherwise complying with this Agreement, with respect to any REO Property, each REO Entity shall not enter into any other contracts, agreements or purchase orders which would involve the expenditure of more than $100,000.00 in any instance or $250,000.00 in the aggregate in any year without Bank’s prior written consent.

Section 5.32.      Additional Property Provisions. In addition to the foregoing:

(a)            REO Entity shall maintain or cause to be maintained all REO Property in good condition and repair, normal depreciation and not permit any waste of the property.

(b)            REO Entity shall not enter into any management, leasing or similar agreement with respect to the operation, leasing or management of any REO Property, without the prior written approval of Bank.

(c)            REO Entity shall not (and shall not consent to) (i) seek, make, suffer, consent to or acquiesce in any change or variance in any zoning or land use laws or other conditions of current use of REO Property or any portion thereof in any way; (ii) use or permit the use of any portion of such property in any manner that could result in such use becoming a non-conforming use under any zoning or land use law or any other applicable law or modify any agreements in any material respect relating to zoning or land use matters or relating to the joinder or merger of lots for zoning, land use or other purposes; (iii) take any action that would reduce or impair either (a) the number of parking spaces at such property or (b) access to such property from adjacent public roads; and (iv) file or subject any part of such property to any declaration of condominium or co-operative or convert any part of such property to a condominium, co-operative or other direct or indirect form of multiple ownership and governance.

(d)            In the event of any damage or destruction to the REO Property by reason of fire or other hazard or casualty (collectively, a “Casualty”), REO Entity shall give immediate written notice thereof to Bank and proceed with reasonable diligence, in full compliance with all legal requirements and the other requirements of the Loan Documents, to repair, restore, rebuild or replace the affected property (collectively, the “Repair Work”). All insurance claims shall be adjusted by REO Entity, at their sole cost and expense, but subject to Bank’s prior written approval; provided that if any default or Event of Default exists under any of the Loan Documents, Bank shall have the right to adjust and compromise such claims without the input or approval of such party. All proceeds of insurance shall be paid to Bank and, at Bank’s option, be applied to REO Entity’s Obligations or released, in whole or in part, to pay for the actual cost of repair, restoration, rebuilding or replacement. In the event any such insurance proceeds shall be used to reduce the Obligations, the same shall be applied by Bank, after the deduction therefrom and repayment to Bank of any and all costs incurred by Bank in the recovery thereof (including reasonable attorneys’ fees and disbursements), in any manner it shall designate. If Bank elects to release insurance proceeds to REO Entity for the Repair Work, Bank may impose reasonable conditions on such release in its sole discretion. To the extent Bank elects to use the insurance proceeds to reduce the Obligations for the applicable Advance in full, no Minimum Return shall be required to be paid by Borrower in connection with such application.

(e)            In the event of REO Entity within two (2) Business Days upon obtaining Knowledge of the institution of any proceedings for the condemnation of the REO Property or any part thereof, REO Entity will notify Bank of the pendency of such proceedings. Bank (i) may participate in any such proceedings and REO Entity from time to time will deliver to Bank all instruments requested by it to permit such participation, and (ii) may be represented by counsel selected by Bank (at REO Entity’s expense). Any award or compensation payable has been assigned by REO Entity to Bank pursuant to the Loan Documents and shall be paid to Bank; and REO Entity, upon request by Bank, shall make, execute and deliver any and all instruments requested for the purpose of confirming the assignment of the aforesaid awards and compensation to Bank free and clear of any liens, charges or encumbrances of any kind or nature whatsoever. Bank shall be under no obligation to question or challenge the amount of any such award or compensation and may accept the same in the amount in which the same shall be paid. Proceeds of any award or compensation so received shall, at the option of Bank, either be applied toward the payment of the Obligations and/or to the restoration of the REO Property subject to any reasonable conditions the Bank may impose. In the event that any portion of the condemnation awards or compensation shall be used to reduce the Obligations, the same shall be applied by Bank in any manner it shall designate, in its discretion. To the extent Bank elects to use any award or compensation to reduce the Obligations for the applicable Advance in full, no Minimum Return shall be required to be paid by Borrower in connection with such application.

(f)             Except as set forth in the applicable Advance Approval Schedule, Borrower shall not modify, amend or terminate any existing commercial Leases, or consent to the assignment of any commercial Leases or subleasing of any space at the REO Property, or enter into any new commercial Leases with respect to the REO Property, without Bank’s prior written consent in each instance. With respect to each REO Property, Bank shall have the right to require each commercial tenant and/or subtenant to execute and deliver to Bank a subordination, non-disturbance of possession and attornment agreement in form, content and manner of execution acceptable to Bank and, from time to time, an estoppel certificate in form and manner of execution acceptable to Bank. REO Entity shall (i) observe and perform all material obligations imposed on the lessor in each Lease, (ii) enforce all material terms, covenants and conditions imposed on the tenants in each Lease, and (iii) not collect any of the rent (excluding security deposits) more than one (1) month in advance. Restrictions with respect to residential Leases (if any), shall be set forth in the applicable Advance Approval Schedule.

Section 5.33.       Impairment. Except as may be further set forth in an Advance Approval Schedule, an “Impairment Default” will have been deemed to have occurred with respect to an Advance if it meets any one of the following criteria: (i) with respect to a Performing Loan, the occurrence of a monetary default under the applicable Collateral Asset Documents for a consecutive period of more than ninety (90) days or (ii) with respect to a Performing Loan or Non-Performing Loan, the occurrence of an Account Debtor Bankruptcy by any Account Debtor or Collateral Asset Guarantor. Upon the occurrence of an Impairment Default, Borrower shall be required to, as determined by Bank in its sole and absolute discretion based on the applicable Collateral Asset, within five (5) Business Days after written demand therefor, (i) make a principal pay down of the Advance in an amount sufficient, as determined by Bank in good faith, such that the Borrowing Base after the pay down for the applicable Collateral Asset, is maintained with a Borrowing Base Percentage equal to a certain percentage, to be determined by Bank in its sole discretion at the time of each Advance and set forth in the applicable Advance Approval Schedule and/or (ii) fund (or replenish, as applicable) the balance of the applicable Payment Reserve Account for such Advance so the balance of the same is equal to an amount not less the estimated debt service remaining on such Advance through the Maturity Date (including any exercised extensions), as determined by Bank, at the prevailing Effective Interest Rate. Any funds deposited in the Payment Reserve Account in accordance with this Section 5.33 shall be subject the Required Minimum Balance and disbursed in accordance with the terms and conditions of this Agreement.

ARTICLE VI.
Events of Default, Rights and Remedies

Section 6.01.      Events of Default. The occurrence of any of the following events shall constitute an “Event of Default”:

(a)            Failure to make a payment of any amount due under this Agreement or any Note within five (5) Business Days after written notice by Bank of such amount due (unless a specific time period is set forth herein or thereof); provided, however, (i) notice by Bank shall not be required for any scheduled or mandatory payment of principal or interest and (ii) there shall be no grace, notice, or cure periods as noted herein for the failure to pay amounts due under any Note in full on the applicable Maturity Date; or

(b)            Any statement, representation or warranty of the Borrower or the Guarantor (or any officer, manager, member or shareholder of the Borrower or the Guarantor) to the Bank at any time in this Agreement or in any of the other Loan Documents or in any document or certificate delivered under or in connection therewith shall prove to have been incorrect, false or misleading in any material respect when made; provided, however, if such breach is unintentional and susceptible of cure as determined by Bank, then no Event of Default shall exist so long as, (i) in the case of any inaccuracy that can be cured by the payment of money, Borrower cures the underlying state of facts so as to render such false or misleading misrepresentation no longer false or misleading within five (5) Business Days after Borrower receives written notice thereof from Bank; and (ii) in the case of a default that cannot be cured by the payment of money but is susceptible of being cured within thirty (30) days, such default shall by cured by Borrower within thirty (30) days after Borrower receives written notice thereof from Bank;

(c)            Breach of the covenants contained in Section 5.01 (Financial Statements and Other Information), 5.04 (Insurance), 5.05 (Organizational Structure), 5.07 (Compliance with Laws) 5.08 (Liens), 5.09 (Disposition of Collateral; Modification of Collateral), 5.12 (Foreclosure and Sale of Collateral Secured by Real Property), 5.14 (Indebtedness), 5.15 (Transfers), 5.16 (New Places of Business or State of Organization), 5.19 (Deposit all Funds with Servicer or in Applicable Account), 5.20 (Guaranties), 5.22 (Notice of Certain Occurrences), 5.23 (Use of Real Property), 5.24 (Sanctions; Anti-Corruption Use of Proceeds), 5.25 (Compliance With PATRIOT Act), 5.26 (Bankruptcy of Account Debtor), 5.27 (Participations); 5.32(e) and (f) (Additional REO Property Provisions), or 5.33 (Impairment Default); provided, however, (i) with respect to a breach under Section 5.07 (Compliance with Laws) such breach shall not constitute an Event of Default if (x) such breach was inadvertent and unintentional, (y) such breach is curable, and (z) Borrower promptly cures such breach within thirty (30) days after its actual knowledge of the occurrence of such breach, and (ii) with respect to a breach under Section 5.19 (Deposit all Funds with Servicer or in Applicable Account) such breach shall not constitute an Event of Default if (x) such breach was inadvertent and unintentional, (y) such breach is curable, and (z) Borrower promptly cures such breach within ten (10) Business Days after its actual knowledge of the occurrence of such breach;

(d)            Default in the performance or breach of any other covenant or agreement of the Borrower, the Servicer, or the Guarantor in this Agreement or in any of the other Loan Documents or any other agreement with the Bank, other than a default that is otherwise specifically described in this Section 6.01, provided, however, that in the case of a default that can be cured by the payment of money (provided such default in not a monetary default covered by Section 6.01(a) above), such default shall not constitute an Event of Default unless and until it shall remain uncured for five (5) Business Days after Borrower receives written notice thereof; and in the case of a default that cannot be cured by the payment of money but is susceptible of being cured, such default shall not constitute an Event of Default unless and until it remains uncured for thirty (30) days after Borrower receives written notice thereof;

(e)            The Borrower or the Guarantor shall become insolvent, make an assignment for the benefit of creditors, apply for or consent to the application or suffer the appointment of any receiver, trustee or similar officer, die, or initiate or have initiated against it any act, process or proceeding under any insolvency, bankruptcy, dissolution, liquidation or similar law (provided that the filing of an involuntary petition in bankruptcy against the Borrower the Guarantor shall constitute an Event of Default only if the petition is not dismissed within sixty (60) days after filing); or

(f)            The Borrower or the Guarantor shall suffer a final judgment or other order for the payment of money by a court of competent jurisdiction in an amount greater than $10,000,000, in the case of Guarantor, or $150,000, in the case of Borrower, which, in each case, is not covered by insurance and has not been vacated, bonded over, discharged or for which there has not been a stay of execution with respect thereto within a period of forty-five (45) days after such judgment or order has been entered; or

(g)            The issuance or levy of any writ, lien, warrant, seizure, attachment, execution or similar process against any property (other than any Permitted Liens) of the Borrower which is not discharged within a period of thirty (30) days; or

(h)            The occurrence of any Reportable Event or Prohibited Transaction with respect to any ERISA Plan, or any ERISA Plan shall not be in compliance with all applicable requirements of ERISA and all applicable rules and regulations thereunder, or any ERISA Plan shall terminate, or a trustee is appointed to administer any ERISA Plan, or the Pension Benefit Guaranty Corporation shall institute any proceeding with respect to any ERISA Plan, in each case, which will have the effect of creating liability of the Borrower, Guarantor or any ERISA Affiliate which is material to such Person; or

(i)             The uninsured loss of any part of any Mortgaged Property in an amount in excess of fifteen percent (15%) of the full replacement cost value of any Mortgaged Property, as determined by Bank in its sole discretion, unless Borrower within sixty (60) days of such uninsured loss pays Bank the Release Amount with respect to such Collateral Asset that is applied in accordance with Section 2.05(c) of this Agreement to the applicable Advance (without payment of any Minimum Return being due, if applicable); or

(j)             The cancellation, failure to renew, or other loss or termination of any permit, license, or other right necessary for the Borrower to continue operation of its businesses; or

(k)            The Bank shall at any time or for any reason fail to have a first priority security interest in the Collateral; or

(l)             A Change of Control occurs without the prior written consent of Bank; or

(m)           Servicer ceases to maintain any licenses necessary to or otherwise ceases to service the Collateral Assets, unless the Bank approves a replacement servicer; or

(n)            Any change in Servicer without the prior consent of the Bank; or

(o)            Any default by the Servicer under the terms of the Servicing Agreement, provided, however, that there shall be no Event of Default under this Agreement unless the Borrower receives written notice of the Servicer’s default under the Servicing Agreement, and (1) the Servicer fails to cure the default within sixty (60) days thereafter, or (2) the Borrower does not obtain a replacement Servicer, subject to the Bank’s consent which shall not be unreasonably withheld, within seventy-five (75) days thereafter; or

(p)            The Servicer (or the immediate parent) shall become insolvent, make an assignment for the benefit of creditors, apply for or consent to the application or suffer the appointment of any receiver, trustee or similar officer, die, or initiate or have initiated against it any act, process or proceeding under any insolvency, bankruptcy, dissolution, liquidation or similar law (provided that the filing of an involuntary petition in bankruptcy against the Servicer shall constitute an Event of Default only if the petition is not dismissed within sixty (60) days after filing). Notwithstanding the foregoing, if the Servicer (or its parent) becomes subject to any of the events or conditions listed in this subsection, there shall be no Event of Default unless the Borrower receives written notice thereof and (1) the Servicer does not cure the default within sixty (60) days thereafter, or (2) the Borrower does not obtain a replacement Servicer, subject to the Bank’s consent which shall not be unreasonably withheld, within seventy-five (75) days thereafter.

Section 6.02.      Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, the Bank may exercise any and all of the following rights and remedies:

(a)            The Bank may declare the availability of future Advances hereunder to be terminated, whereupon the same and any obligation on the part of the Bank to make any Advances hereunder shall terminate;

(b)            The Bank may declare all principal, interest and other charges and amounts under the Notes and this Agreement or the other Loan Documents to be due and payable, whereupon the same shall become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c)            The Bank may, without notice to the Borrower or the Guarantor or any other person, apply any and all money owing by the Bank to the Borrower to the payment of principal, interest and other charges and amounts under the Notes, this Agreement or the other Loan Documents;

(d)            The Bank may exercise and enforce its rights and remedies under any other loan documents by and between Bank and Borrower or any Affiliate of Borrower related to the Loan, including, but not limited to the right to take possession of all collateral pledged by Borrower or any Affiliate of Borrower to Bank pursuant to such loan documents and to enforce the terms thereof as provided in Section 9-607 of the Uniform Commercial Code in such order and manner as Bank shall deem appropriate;

(e)            The Bank may enter upon the REO Property to perform obligations under leases, or to operate, maintain, repair and improve the REO Property and employ watchmen to protect the REO Property, all at the risk, cost and expense of the applicable REO Entity, consent to such entry being hereby given by such REO Entity;

(f)             The Bank may exercise the rights of the applicable REO Entity under any contract or other agreement in any way relating to the REO Property and take over and use all or any part of the labor, materials, supplies and equipment contracted for by such REO Entity, whether or not previously incorporated into the realty; and

(g)            The Bank may, without exercising any other right, remedy, assignment or the like, terminate the Borrower’s right to service the Collateral Asset without further notice, demand or cure rights and take over loan servicing and make all decisions with respect to the Collateral Asset. Thereupon, the Bank may exercise such rights, remedies, assignments and/or the like as it elects in its sole discretion, including without limitation, proceeding to foreclose on the collateral for the Collateral Asset in the ordinary course.

(h)            The Bank shall have the right to instruct Account Debtor to pay all Net Cash Flow to Bank. All such Net Cash Flow received by Bank shall be retained by Bank and applied by Bank as required under the Collateral Asset Documents and then to the outstanding principal balance of the Loan and any other amounts owing by Borrower hereunder as Bank shall determine in its sole and absolute discretion;

(i)              The Bank shall have the right to (x) record any assignments delivered in connection herewith (which assignments may be updated unilaterally by Bank to reflect any change in fact since the date hereof (e.g. inserting names, dates, amounts, and recording information)) and Borrower shall deliver to Bank such additional assignments as Bank shall request, (y) attach any allonges held by Bank to the promissory notes which are related thereto, and (z) remove or otherwise cause the Servicer to resign as servicer of the Collateral Asset; and

(j)             The Borrower shall cooperate with Bank to facilitate the transfer of servicing from the Borrower or Servicer to Bank and to promptly transfer the Collateral Asset to Bank, including, without limitation, (i) to promptly notify any third parties as determined by Bank of such change in administration and (ii) to execute any such documents required by Bank in connection therewith.

For avoidance of doubt, (i) any reference in this Agreement or in any other Loan Document to an Event of Default “continuing” or words of similar import, shall not be deemed to imply or create any obligation on the part of Bank to waive, or to accept a cure of, an Event of Default, and (ii) once and Event of Default “occurs” it shall be deemed to continue unless and until Bank agrees in writing to waive or accept the cure of such Event of Default, which Bank shall decide in its sole and absolute discretion.

Section 6.03.      Co-Borrower Provisions. As used in this Section 6.03, the term “Co-Borrower” shall mean any one of Parent Borrower, and any REO Entity; and the term “Co-Borrowers” shall mean any two or more of such Co-Borrowers, collectively.

(a)            Each Co-Borrower agrees that it is jointly and severally liable to Bank for all covenants and the payment of all obligations arising under this Agreement and the other Loan Documents, and that such liability is independent of the obligations of the other Co-Borrowers. Bank may bring an action against any Co-Borrower, whether or not an action is brought against the other Co-Borrowers.

(b)            Each Co-Borrower agrees that any release which may be given by Bank will not release such Co-Borrower from its obligations under this Agreement or any of the other Loan Documents.

(c)            Each Co-Borrower waives any right to assert against either Bank any defense, setoff, counterclaim or claim that such Co-Borrower may have against any other Co-Borrower or any other party liable to Bank for the obligations of the Co-Borrowers under this Agreement or any of the other Loan Documents.

(d)            Each Co-Borrower agrees that it is solely responsible for keeping itself informed as to the financial condition of the other Co-Borrowers and of all circumstances which bear upon the risk of nonpayment. Each Co-Borrower waives any right it may have to require Bank to disclose to such Co-Borrower any information that Bank may now or hereafter acquire concerning the financial condition of the other Co-Borrowers.

(e)            Each Co-Borrower further waives all rights to notices of the existence or the creation of new indebtedness by any other Co-Borrower, provided that such indebtedness is unrelated to the Borrowing Base.

(f)            Co-Borrowers represent and warrant to Bank that each will derive benefit, directly and indirectly, from the collective administration and availability of the Loan under this Agreement and the other Loan Documents. Co-Borrowers agree that Bank will not be required to inquire as to the disposition by any Co-Borrower of funds disbursed in accordance with the terms of this Agreement or any of the other Loan Documents.

(g)            Until all obligations of Co-Borrowers to Bank under this Agreement and the other Loan Documents have been paid in full (in each case other than contingent indemnification and expense reimbursement Obligations, in each case, to the extent no claim giving rise thereto has been asserted), each Co-Borrower waives any right of subrogation, reimbursement, indemnification and contribution (contractual, statutory or otherwise), including any claim or right of subrogation under the Bankruptcy Code (Title 11, United States Code) or any successor statute, that such Co-Borrower may now or hereafter have against any other Co-Borrower with respect to the indebtedness incurred under this Agreement or any of the other Loan Documents. Each Co-Borrower waives any right to enforce any remedy which Bank now has or may hereafter have against any other Co-Borrower, and waives any benefit of, and any right to participate in, any security now or hereafter held by Bank.

(h)            Each Co-Borrower hereby waives any election of remedies by Bank that impairs any subrogation or other right of such Co-Borrower to proceed against any other Co-Borrower or other person, including any loss of rights resulting from any applicable anti-deficiency laws relating to nonjudicial foreclosures of real property or other laws limiting, qualifying or discharging obligations or remedies.

Borrower acknowledges and agrees that the occurrence of an Event of Default under the terms of the Agreement shall constitute an Event of Default under each Note, Advance Approval Schedule and all other Loan Documents entered pursuant to the Agreement, whether entered into by Parent Borrower, an REO Entity or all parties. The security interests, liens and other rights and interests in and relative to any of the Collateral pledged with respect to any particular Advance shall serve as security for any and all liabilities of each Borrower with respect to any other Advance made hereunder, including but not limited to the liabilities described in this Agreement, each Note, each Advance Approval Schedule and all other Loan Documents and, for the repayment thereof, the Bank may resort to any security held by it in such order and manner as it may elect.

ARTICLE VII.
Miscellaneous

Section 7.01.      Waiver and Amendment. No provision of the Loan Documents can be waived, modified, amended, abridged, supplemented or terminated, except by a writing executed by the Bank and, except in the case of a waiver benefiting such Person, the Borrower and the Guarantor. A waiver shall be effective only in the specific instance and for the specific purpose given. No delay or failure by the Bank to exercise any right or remedy shall be a waiver thereof, nor shall any single or partial exercise by the Bank of any right or remedy preclude any other exercise thereof or the exercise of any other right or remedy. All rights and remedies of the Bank under this Agreement and any other writing are cumulative and not exclusive.

Section 7.02.      Costs, Expenses, Taxes and Protective Advances. Borrower shall pay when due, shall reimburse to Bank for the benefit of itself on demand all out-of-pocket fees, costs, and expenses paid or incurred by Bank in connection with the negotiation, preparation and execution of this Agreement and the other Loan Documents (and any amendments, approvals, consents, waivers and releases requested, required, proposed or done from time to time), or in connection with the disbursement, administration or collection of the Advance or the enforcement of the obligations of Borrower or the exercise of any right or remedy of Bank, including, but not limited to, fees and out-of-pocket costs and expenses of counsel to the Bank, closing costs, lien searches, cost of environmental audits, filing and recording fees, appraisers fees, the costs of pre-loan collateral audits performed by the Bank or its agents, and any subsequent collateral audits and examinations performed by the Bank or its agents, all fees and expenses of Bank’s consultants, and other professionals, title charges and searches, fees and costs of environmental investigations, site assessments and remediations, recordation taxes, documentary taxes, transfer taxes and mortgage taxes, filing and recording fees, and loan brokerage fees. Such costs and expenses shall be payable to the Bank regardless of whether any Advance is made and may be deducted from the proceeds of any Advance. Borrower’s duty and obligations to pay the costs and expenses described herein shall survive cancellation of the Notes and the release, reconveyance, or partial reconveyance of any or all of the security instrument. Bank shall have the right, but not the obligation to make Protective Advances. If the amount of such Protective Advance, when added to the outstanding Advances, would cause the Borrowing Base not to be maintained or another Default or Event of Default, Bank’s exercise of its rights under this Section 7.02 shall not be deemed to cure or waive such Event of Default or any other Event of Default, if any, which gave rise to such Protective Advance and the Borrower shall remain responsible to cure any resulting Default or Event of Default.

Section 7.03.      Indemnification. Bank shall not be responsible for, and Borrower shall indemnify all Indemnitees from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including attorneys’ fees and costs) of any kind or nature whatsoever that may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) the Loan or the use or proposed use of the proceeds thereof, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, and regardless of whether any Indemnitee is a party thereto; provided, however, that Borrower shall not be required to indemnify any Indemnitee from Bank’s or such Indemnitee’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction after the expiration of all applicable appeal periods. Borrower’s duty and obligations to defend, indemnify and hold harmless Bank shall survive cancellation of the Notes and the release, reconveyance, or partial reconveyance of any or all of the security instrument. This Section shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

Section 7.04.      Waiver of Consequential Damages. To the fullest extent permitted by applicable law, Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement, instrument or transaction contemplated hereby or thereby, or the Loan or the use of the proceeds thereof; provided, that, the foregoing shall not relieve Borrower of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

Section 7.05.      Recourse. Bank shall have recourse to Borrower to the fullest extent provided by law upon any action to enforce the Obligations of Borrower under this Agreement, the Note and the other Loan Documents and the Borrower shall be fully liable for the Loan and the Obligations set forth herein.

Section 7.06.      Addresses. All notices, requests, demands and other communications provided for under this Agreement and the other Loan Documents shall be in writing and shall be delivered by hand or overnight courier service, or mailed by certified or registered mail, postage prepaid, addressed as follows:

If to the Borrower:

LCMT NPL WAREHOUSE, LLC

c/o Lument Investment Management

10 W. Broad Street, 8th Floor

Columbus, Ohio 43215

Attention: Legal Department

Email: generalcounsel@lument.com

And with copies to:

Dechert LLP

300 S Tryon St #800

Charlotte, NC 28202

Attention: John Timperio

Email: John.Timperio@dechert.com

and

Dechert LLP

2929 Arch Street

Philadelphia, PA 19104

Attention: Jonathan Gaynor

Email: Jonathan.Gaynor@dechert.com

If to the Guarantor:

Lument Finance Trust, Inc.

c/o Lument Investment Management

10 W. Broad Street, 8th Floor

Columbus, Ohio 43215

Attention: Legal Department

Email: generalcounsel@lument.com

And with copies to:

Dechert LLP

300 S Tryon St #800

Charlotte, NC 28202

Attention: John Timperio

Email: John.Timperio@dechert.com

and

Dechert LLP

2929 Arch Street

Philadelphia, PA 19104

Attention: Jonathan Gaynor

Email: Jonathan.Gaynor@dechert.com

If to the Bank:

NORTHEAST BANK

One Marina Park Drive, Floor 8

Boston, Massachusetts 02210

Attn: Attn: Legal Department

and with copies to:

Riemer & Braunstein LLP

100 Cambridge Street, 22nd Floor

Boston, Massachusetts 02114

Attention: Michael G. Weinstein, Esq.

Email: mweinstein@riemerlaw.com

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 7.06. All such notices, requests, demands and other communications shall be effective when actually received, or if receipt is refused, or deposited in the mail, except that notices and requests to the Bank pursuant to Article II shall not be effective until received by the Bank.

Section 7.07.      Binding Effect and Assignment and Pledge.

(a)            The Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns, except that the Borrower and the Guarantor shall not have any right to assign any of its rights hereunder or thereunder or any interest herein or therein without the prior written consent of the Bank, and any such assignment shall be void. The Bank reserves the right to sell, transfer, assign and/or grant participations in all or a portion of its interest in the Loan and in connection therewith to disclose to any purchaser or potential purchaser of such interest any information furnished to the Bank by the Borrower the Guarantor or any other Person pursuant to the terms hereof and to assign to any such purchaser all or a portion of the Bank’s rights and interests under the terms of the Loan Documents without the consent of Borrower and Guarantor. For the avoidance of doubt, Borrower hereby acknowledges that Bank may in one or more transactions (a) sell or securitize the Loan or portions thereof in one or more transactions through the issuance of securities, which securities may be rated by the Rating Agencies, (b) sell, pledge or otherwise transfer the Loan or any portion thereof one or more times (including selling or assigning its duties, rights or obligations hereunder or under any Loan Document in whole, or in part, to a servicer and/or a trustee), (c) sell participation interests in the Loan one or more times, (d) re-securitize the securities issued in connection with any securitization, and/or (e) further divide, sever or split the Loan into two or more separate notes or components with different priorities. Borrower shall pay for any costs and expenses incurred by Borrower in connection with its cooperation to facilitate the consummation of any such transfer of Bank described herein; provided, however, Borrower shall not be responsible for the payment of any expenses incurred by Bank pursuant to this Section 7.07. If any provision or application of the Loan Documents is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect the other provisions or applications which can be given effect, and such writings shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or therein or prescribed hereby or thereby. Additionally, the Bank may at any time pledge all or any portion of its interest and rights under this Agreement and the other Loan Documents (including all or any portion of any Note) to any of the twelve (12) Federal Reserve Banks organized under §4 of the Federal Reserve Act, 12 U.S.C. §341. No such pledge or the enforcement thereof shall release the Bank from its obligations hereunder or under any of the other Loan Documents.

(b)            If Bank sells a participation, it shall, acting solely for this purpose as an agent of Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loan or other obligations under the Loan Documents (the “Participant Register”); provided, that, Bank shall not have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error.

(c)            Notwithstanding anything to the contrary, Bank shall not knowingly assign its rights or create participations or similar ownership interest in the Loan Documents in a manner that would knowingly cause the Borrower, the Collateral Assets or any portion of the Collateral Assets to be a “taxable mortgage pool” (as defined in Section 7701(i) of the Code); provided, however, that Bank shall have no liability hereunder to the extent a taxable mortgage pool status arises due to actions taken by Borrower or any Affiliate of Borrower.

Section 7.08.      Jurisdiction; Venue; Jury Trial.

(a)            The Borrower and the Guarantor each irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Bank or any related party in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Courts for the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York state court or, to the fullest extent permitted by applicable law, in such federal court and agrees to service of process is any such suit being made upon Borrower by mail at the address set forth in this Loan Agreement. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Bank may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower, the Guarantor or their respective properties in the courts of any jurisdiction. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

(b)            EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 7.09.      Entire Agreement. This Agreement and the other Loan Documents together embody the entire agreement among the parties relating to the financial accommodations to be made available to Borrower hereunder and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof, including but not limited to any Outline of Proposed Financing Terms and Conditions.

Section 7.10.      Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 7.11.      Governing Law. This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York, without regard to any conflicts of laws provisions that could or would result in the application of the laws of any other jurisdiction, other than Sections 5-1401 and 5-1402 of the New York General Obligations Law.

Section 7.12.      PATRIOT Act. Bank hereby notifies Borrower that, pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Bank to identify Borrower in accordance with the PATRIOT Act.

Section 7.13.      Counterparts; Electronic Signatures. This Agreement and the other Loan Documents may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement or the other Loan Documents by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of the same. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Bank to accept electronic signatures in any form or format without its prior written consent. In addition, Bank reserves the right to request manually executed counterparts of this Agreement and the other Loan Documents at its discretion after the date hereof.

Section 7.14.      Time Of the Essence; No Oral Change. Time is of the essence of each provision of this Agreement and each other Loan Document. This Agreement and each of the Loan Documents is intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Agreement and the other Loan Documents, all prior or contemporaneous promises, agreements, and understandings, whether oral or written, are deemed to be superseded by this Agreement and each of the other Loan Documents, and no party is relying on any promise, agreement or understanding not set forth in this Agreement or any of the other Loan Documents, and this Agreement and each of the other Loan Documents may only be amended, terminated, extended or otherwise modified by a writing signed by the party against which enforcement is sought (except no such writing shall be required for any party which, pursuant to a specific provision of any Loan Document, is required to be bound by changes without such party’s assent), and in no event shall any oral agreements, promises, actions, inactions, knowledge, course of conduct, course of dealings or the like be effective to amend, terminate, extend or otherwise modify this Agreement or any of the other Loan Documents.

Section 7.15.      Severability. The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

PARENT BORROWER:

LCMT NPL WAREHOUSE, LLC

By:	/s/ James A. Briggs
	Name:	James A. Briggs
	Title:	Chief Financial Officer

[Signature Page to Loan Agreement]

BANK:

NORTHEAST BANK

By:	/s/ Brian R. Doherty
	Name:	Brian R. Doherty
	Title:	Managing Director

[Signature Page to Loan Agreement]

EXHIBIT A

[INTENTIONALLY OMITTED]

Exhibit A

EXHIBIT B

FORM OF COLLATERAL ASSIGNMENT

[see attached]

EXHIBIT C

FORM OF BORROWING BASE CERTIFICATE

NORTHEAST BANK

One Marina Park Drive, Floor 8

Boston MA 02210

Ladies and Gentlemen:

Pursuant to the provisions of Section 5.01 of the Loan Agreement, dated as of [___________], [_____] (as amended, restated, supplemented or otherwise modified after the date thereof, the “Loan Agreement”), among [____________________] a [_______________] (“Parent Borrower”), each REO Entity party thereto, [_______________], a [_______________] (“Guarantor”), and Northeast Bank, the undersigned, in his capacity as an authorized representative of Parent Borrower and Guarantor, hereby requests and certifies as follows:

1.	Collateral Asset/Borrowing Base. The following Schedule A and supporting information attached hereto accurately states the Collateral Asset/Borrowing Base as of the close of business on [________] [insert last day of preceding month].

Advance #	Collateral Asset	Collateral Asset Outstanding Principal Balance	Borrowing Base Percentage	Advance outstanding principal balance	Borrowing Base Percentage compliance
[1]	[Palm Springs]	[$1,000,000]	[60%]	[$500,000]	[yes]

2.	No Default. No Default or Event of Default has occurred and is continuing.

3.	Representations True. Each of the representations and warranties made by or on behalf of the Borrower and Guarantor in the Loan Agreement and the other Loan Documents are true in all material respects as of the date hereof (other than for changes in the ordinary course of business permitted by the Loan Agreement and representations and warranties that are limited to a specific date) and shall also be true in all material respects as of the Funding Date for the Advance requested hereby.

4.	No Adverse Change. There has been no material adverse change in the business, property or condition (financial or otherwise) of the Borrower or the Guarantor since the date of the latest financial statement with respect to such Person furnished to the Bank.

5.	Definitions. Terms defined in the Loan Agreement are used herein with the meanings so defined.

IN WITNESS WHEREOF, the undersigned has duly executed this request this _____ day of _____________, _____.

PARENT BORROWER:

[________________]

By:
Name:
Title:

REO ENTITY:

[________________]

By:
Name:
Title:

GUARANTOR:

[________________]

By:
Name:
Title:

Schedule A

Borrowing Base Calculation

(TO BE ATTACHED)

EXHIBIT D

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”) is made as of the [___] day of [_______], [______], by and between [_____________], a [______________] (the “Parent Borrower”), [________________], a [_____________] (the “Joining Party”), the undersigned REO Entities, the undersigned Guarantor and Northeast Bank, a Maine banking corporation (the “Bank”). The Bank, Parent Borrower, Joining Party, Guarantor, and the REO Entities agree as follows.

The Bank and the Parent Borrower have entered into to a Loan Agreement dated as of [___________], 20___, as amended from time to time (the “Loan Agreement”). Parent Borrower and the Joining Party have requested that the Bank provide an Advance to the Joining Party pursuant to Section 3.02 of the Loan Agreement. As contemplated by the Loan Agreement, the parties hereto are entering into this Agreement for the purpose of adding the Joining Party as a party to the Loan Agreement.

Joining Party expects to realize direct and indirect benefits as a result of the availability to the Parent Borrower and REO Entities of the credit facilities under the Loan Agreement.

1.            Defined Terms. Unless otherwise expressly indicated, all capitalized terms used herein but not otherwise herein defined shall have the respective meanings ascribed to them in the Loan Agreement.

2.            Joinder in Loan Agreement; Guaranty; Additional Documents. By this Joinder Agreement, Joining Party hereby becomes a “REO Entity” under the Loan Agreement and the other Loan Documents with respect to all the Obligations of the Borrowers now or hereafter incurred under the Loan Agreement and the other Loan Documents. Joining Party agrees that Joining Party is and shall be bound by, and hereby assumes, all representations, warranties, covenants, terms, conditions, duties and waivers applicable to a Borrower under the Loan Agreement the other Loan Documents. Guarantor consents to the terms hereof and acknowledges and agrees that the Guaranty delivered to the Bank pursuant to the terms of the Loan Agreement applies to the Joining Party and the Obligations of the Joining Party under the terms of the Loan Agreement. Joining Party, Guarantor, Parent Borrower and REO Entity agree that (i) the documents given by Joining Party in connection with the execution of this Amendment are the applicable Advance Documents and (ii) the Advance Approval Schedule accepted by Joining Party in connection with the execution of this Agreement is an “Advance Approval Schedule” under the Loan Agreement.

3.            Representations and Warranties of Joining Party. Joining Party, Parent Borrower, REO Entities and Guarantor represent and warrant to Bank that, the representations and warranties contained in the Loan Agreement and the other Loan Documents are true and correct in all material respects, after giving effect to this Joinder Agreement and Joining Party becoming an REO Entity. As of the date hereof, no Default or Event of Default shall have occurred and be continuing after giving effect to the Joining Party becoming an REO Entity.

4.            Further Assurances. Joining Party agrees to execute and deliver such other instruments and documents and take such other action, as Bank may reasonably request, in connection with becoming an REO Entity pursuant to the Loan Agreement.

5.            GOVERNING LAW. THIS JOINDER AGREEMENT SHALL BE DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6.            Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

7.            Reaffirmation. This Joinder Agreement is a Loan Document. Joining Party, Parent Borrower, REO Entity and Guarantor hereby ratify, confirm and reaffirm all of the terms and conditions of the Loan Agreement, and each of the other Loan Documents, and further acknowledge and agree that all of the terms and conditions of the Loan Agreement shall remain in full force and effect except as expressly provided in this Joinder Agreement. Except where the context clearly requires otherwise, all references to the Loan Agreement in any other Loan Document shall be to the Loan Agreement as amended by this Joinder Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, this Joinder Agreement has been duly executed as of the day and year first above written.

NORTHEAST BANK, a Maine banking corporation

By:
Name:
Title:

(Signatures continue on following page)

GUARANTOR:

[_____________________________]

JOINING PARTY:

[____________________________]

PARENT BORROWER:

[_____________________________]

REO ENTITIES:

[____________________________]

EXHIBIT E

FORM OF ADVANCE APPROVAL SCHEDULE

Approval Schedule

[SEE ATTACHED]

EXHIBIT F

FORM OF PROMISSORY NOTE

[See attached]

EXHIBIT G

FORM OF CONSENT

[See Attached]

[FORM OF] WRITTEN CONSENT

OF

SOLE MEMBER

OF

LCMT NPL WAREHOUSE, LLC

                           , 20

The undersigned, being the sole member (the “Member”) of LCMT NPL Warehouse, LLC, a Delaware limited liability company (the “Company”), pursuant to the Amended and Restated Limited Liability Company Agreement of the Company date as of December 10, 2025, (the “Operating Agreement”) does hereby consent to and adopt the following actions and resolutions:

WHEREAS, in connection with that certain Loan Agreement (the “Loan Agreement”), dated December 10, 2025, by and between the Company and Northeast Bank, a banking corporation (the “Bank”), the Company desires to obtain an advance in the amount of $[_] (the “Advance”) in connection with that certain loan known as [_], to be evidenced by a Promissory Note by the Company to the order of the Bank (the “Note”) and an Advance Approval Schedule, by and among the Bank, the Company and Lument Finance Trust, Inc. (the “Advance Approval Schedule”), and any documents needed in connection therewith, as well as any and all instruments, pledges, agreements, indemnities, certificates, financing statements and other documents executed in connection therewith, as the Bank may require, each in substantially the form reviewed by the undersigned (the Note, the Advance Approval Schedule, and such other instruments, pledges, agreements, indemnities, certificates, financing statements, assignments and other documents, collectively, the “Advance Documents”); and

WHEREAS, the Member has determined that it is in the best interest of the Company for the Company to enter into the Advance Documents and obtain the Advance.

NOW, THEREFORE, BE IT RESOLVED, that the Advance as set forth in the Advance Documents and all actions contemplated thereby are hereby authorized, confirmed, ratified and approved in all respects;

FURTHER RESOLVED, that the terms and conditions of the Advance Documents, and the Company’s performance thereunder be, and each hereby is, approved, authorized and adopted in all respects and for all purposes, and each of the officers of the Company (each, an “Authorized Officer”), be, and hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to execute and deliver the Advance Documents in the forms presented to and considered by the Member, with such changes, modifications or supplements thereto as shall be approved by any Authorized Officer, the execution and delivery thereof by an Authorized Officer to be deemed conclusive evidence of such Authorized Officer’s approval of any changes, modifications or supplements thereto;

FURTHER RESOLVED, that the Authorized Officers be, and hereby are, severally authorized to sign, execute, certify to, verify, acknowledge, deliver, accept, ratify, file, and record any and all such additional agreements, certificates, documents, disbursement requests, compliance certificates, reports and schedules (including, but not limited to, any renewals, extensions, amendments, modifications, or restatements of any of the foregoing), and to take, or cause to be taken, any and all such action, in the name and on behalf of the Company, which shall be required to consummate the transactions contemplated by these resolutions or which any Authorized Officer deems necessary or appropriate and in the best interest of the Company in order to effect the purposes of the foregoing resolutions, the taking of any action by an Authorized Officer in furtherance of such matters to be deemed conclusive evidence that the Authorized Officer taking such action deemed it to be necessary or appropriate and in the best interest of the Company;

FURTHER RESOLVED, that any and all past actions heretofore taken on behalf of the Company by the Authorized Officers, in furtherance of any or all of the preceding resolutions be, and the same hereby are, ratified, confirmed and approved and adopted as the acts of the Company; and

FURTHER RESOLVED, that for purposes of these resolutions, a facsimile copy or an e-mail of a PDF file containing a copy of the signature page, which may be signed by digital signature of the person executing these resolutions shall be effective as an original signature and effective as an execution counterpart thereof.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Written Consent as of the date first above written.

SOLE MEMBER:

LUMENT COMMERCIAL MORTGAGE TRUST, a Maryland real estate investment trust

By:
Name:
Title:

EXHIBIT H

Form of Monthly Reporting Certificate

[See Attached]

EXHIBIT I

Form of Note Endorsement

[See Attached]

EXHIBIT J

Form of Absolute Assignment of Security Agreement

[See Attached]

EXHIBIT K

REO PROPERTY QUALIFICATION DOCUMENTS

All of the following items with respect to any potential REO Property which shall be obtained by REO Entity at REO Entity’s cost and delivered to Bank:

(i)            True, complete and correct copies of all non-residential Leases in effect with respect to the REO Property together with copies of all current financial statements and other financial information with respect to the tenants and subtenants of such REO Property as may be available to the Borrower, together with such estoppels and subordination agreements as may be requested by Bank; provided, however, with respect to any residential leases, Borrower has delivered to Bank a form of residential lease for the applicable REO Property

(ii)           A proforma title policy or commitment to issue a title policy, in form and substance satisfactory to Bank, issued by a title company acceptable to Bank, covering such potential REO Property, listing REO Entity as the fee titleholder thereto, and insuring the lien of the mortgage, in such amount as may be determined by Bank, for the benefit of the Bank as a first priority lien;

(iii)          A current or currently certified survey of such potential REO Property, certified in form reasonably acceptable to Bank, prepared by a surveyor licensed in the applicable jurisdiction and reasonably acceptable to Bank;

(iv)          A certificate from a licensed engineer or other professional reasonably satisfactory to Bank that such potential REO Property is not located in a Special Flood Hazard Area as defined by the Federal Emergency Management Agency, or if such potential REO Property is located in a Special Flood Hazard Area the Borrower shall provide evidence of flood insurance required pursuant to any governmental regulations applicable to Borrower, such potential REO Property or Bank;

(v)           Copies of all management agreements relating to the management of such potential REO Property, and other material contracts relating to the use, occupancy, operation, maintenance, enjoyment or ownership of such potential REO Property, in each case, with respect to which a Borrower is a party, to the extent any such agreements shall be in place at any time the potential REO Property is Collateral, which such agreements shall not be subject to Bank’s approval. All such agreements shall be collaterally assigned to the Bank;

(vi)          Evidence reasonably acceptable and copies of any certificates of occupancy required by law for continued occupancy of the potential REO Property to Bank that such potential REO Property complies with applicable zoning and land use laws in all material respects;

(vii)         UCC, tax, judgment and lien search reports with respect to such potential REO Property in all necessary or appropriate jurisdictions indicating that there are no liens of record on such potential Collateral, the applicable REO Entity or the direct or indirect equity interests in such REO Entity;

(viii)       Copies of all policies of insurance or certificates of insurance evidencing the insurance that will be required pursuant to this Agreement;

(ix)          An appraisal satisfactory to Bank of such potential REO Property;

(x)           The legal opinion of counsel to Parent Borrower acceptable to Bank and, with respect to any opinions applicable to the state in which the potential REO Property is located qualified to practice in such state, addressed to the Bank covering the enforceability of such Advance Documents, the REO Entity’s existence and authority to enter into such Advance Documents, and such other matters as Bank shall reasonably request;

(xi)          Evidence reasonably satisfactory to Bank that the Recordable Documents are effective to create in favor of Bank a legal, valid and enforceable first lien or security title and security interest in such potential REO Property and that all filings, recordings, deliveries of instruments and other actions necessary or desirable to protect and preserve such liens or security title or security interests have been duly effected; and

(xii)         Such other documents, instruments, agreements and certificates as Bank may reasonably request.

EXHIBIT L

REQUIRED PROPERTY, HAZARD AND OTHER INSURANCE

Borrower shall at all times provide and maintain the following insurance coverages with respect to the REO Property issued by insurers admitted in the state where the REO Property is located or eligible surplus lines carriers, rated at least A- VII by A.M. Best; Bank approval shall not be unreasonably withheld, conditioned, or delayed:

1.	physical insurance on an Property Special Form coverage (including, without limitation, flood required if property is in a “Special Flood Hazard Area” A or V, vandalism and malicious mischief, earthquake, ‘Collapse’ as provided under the policy form, equipment breakdown, boiler explosion, sprinkler coverage, cost of demolition, increased costs of construction and the value of the undamaged portion of the building and soft costs coverage) covering all the real estate, fixtures and personal property to the extent of the full insurable value thereof, on a builder’s risk non-reporting form prior to completion and occupancy to Occupy Endorsement, having replacement cost and agreed amount endorsements (provided that deductibles as follows: (i) All Other Perils deductibles not to exceed the greater of $100,000 or 5% per occurrence; (ii) Named Storm/Wind 5% per location; (iii) Earthquake up to 5–10% per location depending on zone; and (iv) Flood: per NFIP/private program minimums);

2.	rent loss or business interruption insurance in an amount equal to one year’s projected rentals or gross revenues;

3.	public liability insurance, with underlying and umbrella coverages totaling not less than $1,000,000.00 per occurrence and $2,000,000.00 in the aggregate or such other amounts as may be reasonably determined by Bank from time to time, provided that any such coverage limits are obtainable in the insurance marketplace;

4.	automobile liability insurance (including non-owned automobile) with a coverage of $1,000,000 per occurrence during construction;

5.	worker’s compensation, employer’s liability and other insurance required by law;

6.	during any period of restoration, replacement or rebuilding with respect to the REO Property, insurance covering those risks required to be covered by the general contractor, or an applicable contractor or a sub-contractor, under any plans and specifications, the construction contracts, or any of the other construction documents;

7.	during any period of restoration, replacement or rebuilding with respect to the REO Property, errors and omissions or similar coverages from the architect and consulting engineers in limits and written by companies satisfactory to Bank; and

8.	such other insurance coverages in such amounts as Bank may request consistent with the customary practices of prudent developers and owners of similar properties.

An actual insurance policy or certified copy thereof, or a certificate of insurance or other evidence of property coverage in the form of Acord 28 (Evidence of Property Coverage), Acord 25 (Certificate of Insurance), or a 30-day binder (with proof of payment) in form acceptable to Bank with an unconditional undertaking to deliver the policy or a certified copy within sixty (60) days (and in any event no later than ninety (90) days), shall be delivered at closing of the Advance and upon each renewal or replacement of such insurance. Notwithstanding the foregoing, an actual insurance policy or certified copy thereof is required for flood insurance.

Flood insurance shall be provided if the property or the collateral is located in a flood prone, flood risk or flood hazard area as designated pursuant to the Federal Flood Disaster Protection Act of 1973, as amended, and the Regulations thereunder, or if otherwise reasonably required by Bank.

Bank shall be named as first mortgagee on policies of all-risk-type insurance on the Property, as lender loss payee on the applicable Collateral and its contents, and as first mortgagee on rent-loss or business interruption coverages related thereto.

Except with respect to public liability insurance, as to which Bank shall be named as an additional insured with respect to the REO Property or the Collateral, all other required insurance coverages shall have a so-called “Mortgagee’s endorsement” or “Lender’s loss-payable endorsement” which shall provide in substance as follows:

1.	Loss or damage, if any, under the policy shall be paid to Bank and its successors and assigns (which shall be collectively referred to herein as “Lender”) in whatever form or capacity its interest may appear and whether said interest be vested in said Bank in its individual or in its disclosed or undisclosed fiduciary or representative capacity, or otherwise, or vested in a nominee or trustee of said Bank.

2.	The insurance under the policy, or under any rider or endorsement attached thereto, as to the interest only of Bank, its successors and assigns, shall not be invalidated nor suspended:

a.	by any error, omission or change respecting the ownership, description, possession or location of the subject of the insurance or the interests therein or the title thereto; or

b.	by the commencement of foreclosure or similar proceedings or the giving of notice of sale of any of the property covered by the policy by virtue of any mortgage, deed of trust, or security interest; or

c.	by any breach of warranty, act, omission, neglect, or noncompliance with any provisions of the policy by the named insured, or anyone else, whether before or after a loss, which under the provisions of the policy of insurance, would invalidate or suspend the insurance as to the named insured, excluding, however, any acts or omissions of Bank while exercising active control and management of the insured property.

3.	Insurer shall provide Bank with not less than thirty (30) days’ prior written notice of cancellation of the policy (for non-payment or any other reason) or of the non-renewal thereof.

4.	The insurer reserves the right to cancel the policy at any time, but only as provided by its terms. However, in such case the policy shall continue in force for the benefit of Bank for thirty (30) days after written notice of such cancellation is received by Bank and shall then cease.

5.	Should legal title to and beneficial ownership of any of the property covered under the policy become vested in Bank or its agents, successors or assigns, insurance under the policy shall continue for the term thereof for the benefit of Bank.

6.	All notices herein provided to be given by the insurer to Bank in connection with this policy and Bank’s loss payable endorsement shall be mailed to or delivered to Bank by certified or registered mail, return receipt requested, as provided below:

Property Insurance:

Northeast Bank, ISAOA/ATIMA

P.O. Box 1610

Coppell, TX 75019

Liability Insurance:

Northeast Bank, ISAOA ATIMA

35 Canal Street

PO Box 1707

Lewiston, ME 04241

Flood Insurance:

Northeast Bank, ISAOA/ATIMA

P.O. Box 1610

Coppell, TX 75019